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TELEDYNE TECHNOLOGIES INCORPORATED

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 7, 2008

Dear Stockholder:

We are pleased to invite you to attend the 2008 Annual Meeting of Stockholders of Teledyne Technologies Incorporated. The meeting will be held on Wednesday, April 23, 2008, beginning at 9:00 a.m. (Pacific Time), at the Company’s offices at 1049 Camino Dos Rios, Thousand Oaks, California 91360.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement.

Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting).

•	Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.).

A copy of the Company’s 2007 Annual Report (which contains our Form 10-K) is also included.

Please read the Proxy Statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet as explained on the enclosed proxy or voting instruction card. Or, you may vote by completing, signing and returning your proxy or voting instruction card in the enclosed postage-paid envelope. It is important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.

If you are a stockholder of record and plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting.

Thank you for your investment in our Company. We look forward to seeing you at the 2008 Annual Meeting.

Sincerely,

Robert Mehrabian
Chairman, President and
Chief Executive Officer

TELEDYNE TECHNOLOGIES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	April 23, 2008

TIME:	9:00 a.m. Pacific Time

PLACE:	Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, California 91360

RECORD DATE:	March 3, 2008

AGENDA

1)	Election of a class of four directors for a three-year term;

2)	Approval of the Teledyne Technologies Incorporated 2008 Incentive Award Plan;

3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

4) Transaction of any other business properly brought before the meeting.

STOCKHOLDER LIST

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose.

ADMISSION TO THE MEETING

Teledyne’s stockholders or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting. If your shares are held through an intermediary, such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting to be held on April 23, 2008: In accordance with new rules issued by the Securities and Exchange Commission, you may access our 2007 Annual Report and our Proxy Statement at www.teledyne.com/2008annualmeeting, which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

John T. Kuelbs
Executive Vice President, General Counsel
and Secretary

March 7, 2008

PROXY STATEMENT

DEFINED TERMS

     In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”. References to “ATI” mean Allegheny Technologies Incorporated, formerly known as Allegheny Teledyne Incorporated, the company from which we were spun off on November 29, 1999.

PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Teledyne are being mailed on or about March 19, 2008. The Board of Directors of Teledyne is soliciting your proxy to vote your shares at the 2008 Annual Meeting of Stockholders. The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

VOTING PROCEDURES

Who May Vote

If you were a stockholder at the close of business on March 3, 2008, you may vote at the Annual Meeting. On that day, there were 35,318,185 shares of our common stock outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Methods of Voting

All stockholders of record may vote by transmitting their proxy cards by mail. Stockholders of record can also vote by telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

•	By Mail. Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet. Stockholders of record may vote by using the toll-free number or Internet website address listed on the proxy card. Please see your proxy card for specific instructions.

Revoking Your Proxy

You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice to the Secretary for receipt prior to the meeting that you revoke your proxy;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the Annual Meeting and voting in person or by proxy (except for shares held in the employee benefit plan).

Voting By Employee Benefit Plan Participants

Participants who hold common stock in the Teledyne Technologies Incorporated 401(k) Plan may tell the plan trustee how to vote the shares of common stock allocated to their accounts. You may either (1) sign and return the voting instruction card provided by the plan or (2) transmit your instructions by telephone or Internet. If you do not transmit instructions by 11:59 p.m. (Eastern Time), on April 18, 2008, your shares will not be voted by the plan trustee, except as otherwise required by law.

Voting Shares Held By Brokers, Banks and Other Nominees

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the election of directors (Item 1) and the ratification of the selection of our independent auditors (Item 3). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which includes the approval of 2008 Incentive Award Plan (Item 2), the shares will be treated as broker non-votes.

Confidential Voting Policy

We maintain a policy of keeping stockholder votes confidential.

BOARD COMPOSITION AND PRACTICES

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws and pursuant to the laws of the State of Delaware. Except for Dr. Robert Mehrabian, our Chairman, President and Chief Executive Officer, the Board is not involved in day-to-day operations. Members of the Board keep informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them, and by participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings on which the directors serve and the annual stockholders meeting. In 2007, the Board of Directors held seven meetings and acted one time by unanimous written consent. During 2007, all directors attended at least 75% of the aggregate number of meetings of the Board that were held when they were members and at least 75% of the aggregate number of meetings of the Board committees of which they were members. All of the current directors attended the 2007 Annual Meeting of Stockholders.

Number of Directors

The Board of Directors determines the number of directors, which under our Amended and Restated By-laws must consist of not less than four members and not more than 10 members. The Board has currently fixed the number at 10 members.

Director Terms

The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

Directors’ Retirement Policy

On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status. As a result of this policy, if Mr. Bozzone is re-elected at the 2008 Annual Meeting, he will step down at the 2009 Annual Meeting, unless the Board grants a waiver to the retirement policy. On January 22, 2008, the Board granted a waiver to the retirement policy through the 2011 Annual Meeting to Mr. Cahouet, who turned 75 in 2007.

Executive Sessions and Lead Director

Our non-management directors meet in executive session without management on a regularly scheduled basis. Committee chairs rotate as presiding director in such sessions. The Board has formally designated Frank V. Cahouet, one of our independent directors, to serve as the lead director under circumstances when the Chairman, President and Chief Executive Officer is unable to perform the duties of that office.

CORPORATE GOVERNANCE

Director Independence

In April 2007, our Nominating and Governance Committee assessed, and our Board of Directors determined, the independence of each director in accordance with the then existing rules of the New York Stock Exchange and the Securities and Exchange Commission. In order to comply with such items, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances. Our Nominating and Governance Committee and the Board also considered our relationship and the relationship of the director to ATI, from which we were spun-off in November 1999. See “Certain Transactions” at page 63. The Board did consider that certain directors consider themselves to be social friends. As a result, the Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, with the exception of Dr. Mehrabian, our Chairman, President and Chief Executive Officer. Our management, after reviewing director questionnaires, reported to our Board in February 2008 that information on which the board based its independence assessment in April 2007 has not materially changed. The independent directors by name are: Roxanne S. Austin, Robert P. Bozzone, Frank V. Cahouet, Charles Crocker, Kenneth C. Dahlberg, Simon M. Lorne, Paul D. Miller, Michael T. Smith and Wesley W. von Schack.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and are “non-management directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

At the time we became a public company in 1999, our Board of Directors adopted many “best practices” in the area of corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and executive compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Corporate Objectives and Guidelines for Employee Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training and questionnaires are distributed annually to various personnel in an effort to confirm compliance with these guidelines. It is our policy not to waive compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our service providers.

In July 2007, our Board of Directors adopted a code of business conduct and ethics for directors. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.

•	Director responsibilities.

•	Director access to management and independent advisors.

•	Director compensation.

•	Director orientation and continuing education.

•	Management succession.

•	Annual performance evaluation of the Board and Committees.

Copies of our Corporate Governance Guidelines, our Corporate Objectives and Guidelines for Employee Conduct, our codes of ethics for directors, financial executives and service providers and our committee charters are available on our website at www.teledyne.com. We intend to post any amendments to these policies, and any waivers of the provisions thereof related to directors or executive officers, on our website. If at any time you would like to receive a paper copy, free-of-charge, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Sarbanes-Oxley Disclosure Committee

In September 2002, we formally constituted the Sarbanes-Oxley Disclosure Committee. Current members include: John T. Kuelbs, Executive Vice President, General Counsel and Secretary; Dale A. Schnittjer, Senior Vice President and Chief Financial Officer; Susan L. Main, Vice President and Controller; Ivars R. Blukis, Chief Business Risk Assurance Officer; Robyn E. McGowan, Vice President, Administration and Human Resources and Assistant Secretary; Melanie S. Cibik, Vice President, Associate General Counsel and Assistant Secretary; Brian A. Levan, Director of External Financial Reporting and Assistant Controller; S. Paul Sassalos,

Senior Corporate Counsel; and Jason VanWees, Vice President, Corporate Development and Investor Relations. Among its tasks, the Disclosure Committee discusses and reviews disclosure issues to help us fulfill our disclosure obligations on a timely basis in accordance with SEC rules and regulations and is intended to be used as an additional resource for employees to raise questions regarding accounting, auditing, internal controls and disclosure matters.

Since we became a public company in 1999, we have had a confidential Ethics/Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics/Help line is available to all of our employees, as well as concerned individuals outside the company. The toll-free help line number is 1-877-666-6968.

The receipt of concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, John T. Kuelbs, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

ITEM 1 ON PROXY CARD — ELECTION OF DIRECTORS

The Board of Directors has nominated for election this year the class of four incumbent directors whose terms expire at the 2008 Annual Meeting.

The three-year term of the class of directors nominated and elected this year will expire at the 2011 Annual Meeting. However, as a result of our retirement policy for directors, if Mr. Bozzone is re-elected he will be required to step down at the 2009 Annual Meeting since he will turn 75 in August 2008. The Board may grant a waiver to the retirement policy at a later date. The Board granted a waiver for Mr. Cahouet, who is already 75, to continue for his full three-year term.

The four individuals who receive the highest number of votes cast will be elected. Broker non-votes, if any, are included in determining the presence of a quorum at the Annual Meeting, but are not counted as votes cast.

If you sign and return your proxy card, the individuals named as proxies in the card will vote your shares for the election of the four named nominees, unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Background information about the nominees and continuing directors follows.

Nominees — For Terms Expiring at 2011 Annual Meeting (Class III)

Roxanne S. Austin Former President and Chief Operating Officer of DIRECTV, Inc. Age: 47	Roxanne S. Austin is the President of Austin Investment Advisors, a private investment and consulting firm since December 2007. Ms. Austin served as President and Chief Operating Officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as Executive Vice President of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Ms. Austin was the Corporate Senior Vice President and Chief Financial Officer of Hughes Electronics Corporation. Prior thereto, she held various senior financial positions with Hughes Electronics Corporation. Prior to joining Hughes in 1993, Ms. Austin was a partner at the accounting firm Deloitte & Touche. Ms. Austin is also a director of Target Corporation and Abbott Laboratories. She serves on the Board of Trustees of the California Science Center. Ms. Austin is a member of our Audit Committee and our Nominating and Governance Committee.

Robert P. Bozzone Former Chairman of Allegheny Technologies Incorporated (ATI) Director since 1999 Age: 74	Robert P. Bozzone was Chairman of ATI until May 2004. From December 2000 through June 2001, he was Chairman, President and Chief Executive Officer of ATI. Mr. Bozzone had been Vice Chairman of the Board of ATI since August 1996. He had served as Vice Chairman of Allegheny Ludlum Corporation, a subsidiary of ATI, since August 1994 and previously was President and Chief Executive Officer of Allegheny Ludlum. He is also a director of ATI. Mr. Bozzone is a member of the Board of Trustees of Rensselder Polytechnic Institute (RPI) and a member of the Salvation Army Advisory Board. Mr. Bozzone is a member of our Audit Committee and our Personnel and Compensation Committee.

Frank V. Cahouet Retired Chairman and Chief Executive Officer of Mellon Financial Corporation Director since 1999 Age: 75	Frank V. Cahouet served as the Chairman, President and Chief Executive Officer of Mellon Financial Corporation, a bank holding company, and Mellon Bank, N.A., prior to his retirement on December 31, 1998. He is also a director of Korn/Ferry International, a provider of recruiting services, and Saint-Gobain Corporation, a manufacturer of glass, ceramics, plastics and cast iron. Mr. Cahouet serves as a trustee of Carnegie Mellon University and is Trustee Emeritus of the University of Pittsburgh. He is on the board of regents of Saint Vincent Seminary, a member of the board of trustees for the Historical Society of Western Pennsylvania and a council member of The Pennsylvania Society. He is a director of The Heinz Endowments, and The World Affairs Council of Pittsburgh and is director emeritus of Extra Mile Education Foundation. In addition, he serves on the Advisory Board of the Little Sisters of the Poor. Mr. Cahouet is Chair of our Audit Committee and a member of our Nominating and Governance Committee. Mr. Cahouet has been designated to serve as our lead director under circumstances when the Chairman, President and Chief Executive Officer is unable to perform the duties of that office.

Kenneth C. Dahlberg Chairman and Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 63	Kenneth C. Dahlberg is the Chairman of the Board and Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology. Prior to joining SAIC in November 2003, Mr. Dahlberg served as executive vice president of General Dynamics where he was responsible for its Information Systems and Technology Group. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

The Board of Directors Recommends
a Vote FOR the Election of the Nominees

Continuing Directors — Terms Expire at 2009 Annual Meeting (Class I)

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Management LLC Director since 2004 Age: 62	Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Management LLC, a hedge fund. From March 1999 to March 2004, prior to the time he became a Director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit, of Citigroup/Salomon Brothers and as the General Counsel at the Securities and Exchange Commission in Washington, D.C. Mr. Lorne is a director of Opsware, Inc., a provider of data center automation software. Since 1999 he has been co-director of Stanford Law School’s Directors’ College. Mr. Lorne is a member of our Audit Committee and our Nominating and Governance Committee.

Paul D. Miller Retired Chairman of Alliant Techsystems, Inc. (ATK) Director since 2001 Age: 66	Paul D. Miller was the Chairman of the Board of ATK (Alliant Techsystems, Inc.), an advanced weapon and space systems company, until April 2005. From January 1999 until October 2003, he had also been Chief Executive Officer of ATK. Prior to retirement from the U.S. Navy in 1994, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic. He is also a director of Donaldson Company, Inc., a NYSE-listed manufacturer of filtration systems and replacement parts. Mr. Miller is a member of our Audit Committee and our Nominating and Governance Committee.

Wesley W. von Schack Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 63	Wesley W. von Schack is the Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company. He currently serves as a director of The Bank of New York Mellon Corporation and is chairman of its Human Resources and Compensation Committee. He is also Chairman of AEGIS Insurance Company. Mr. von Schack serves on the Board of Directors of Gettysburg Foundation, American Gas Association Foundation, and a member of the President’s Council — Peconic Land Trust. Mr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

Continuing Directors — Terms Expire at 2010 Annual Meeting (Class II)

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 69	Charles Crocker currently serves as the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. He serves as a director of Franklin Resources, Inc. and its subsidiary, Fiduciary Trust International. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is the Chair of our Personnel and Compensation Committee and a member of our Nominating and Governance Committee.

Robert Mehrabian Chairman, President and Chief Executive Officer of the Company Director since 1999 Age: 66	Robert Mehrabian is the Chairman, President and Chief Executive Officer of Teledyne Technologies Incorporated. He has been the President and Chief Executive Officer of Teledyne since its formation in 1999. He became Chairman of the Board in December 2000. Prior to the spin-off of the Company by ATI in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. He is also a director of The Bank of New York Mellon Corporation and PPG Industries, Inc.

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 64	Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, holding such positions from October 1997 until May 2001. Mr. Smith is also a director of Alliant Techsystems Inc., Ingram Micro Corporation, a technology sales, marketing and logistics company, FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices and WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry. Mr. Smith is also the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and is a member of our Personnel and Compensation Committee.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com.

Audit Committee

The members of the Audit Committee are:

Frank V. Cahouet, Chair
Roxanne S. Austin
Robert P. Bozzone
Kenneth C. Dahlberg
Simon M. Lorne
Paul D. Miller

The Audit Committee held six meetings in 2007.

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.

•	Evaluate the performance of the independent auditor.

•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.

•	Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.

•	Discuss with management the earnings press releases (including the type of information and presentation of information).

•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.

•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review with our General Counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While reviewed annually, the charter of the Audit Committee was last amended and restated on December 11, 2007. The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and Chief Executive Officer. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. See “Corporate Governance — Sarbanes-Oxley Disclosure Committee” at page 4.

The Audit Committee meets the size, independence and experience requirements of the New York Stock Exchange, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A-3. The Board of Directors has determined that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provides that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual proxy statement. Besides our Audit Committee, Ms. Austin and Mr. Smith simultaneously serve on the audit committee of two other public companies and each of Mr. Cahouet, Mr. Crocker and Admiral Miller simultaneously serve on the audit committee of one other public company.

The report of the Audit Committee is included under “Item 3 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 26.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

Michael T. Smith, Chair
Roxanne S. Austin
Frank V. Cahouet
Charles Crocker
Simon M. Lorne
Paul D. Miller
Wesley W. von Schack

The Nominating and Governance Committee held five meetings in 2007.

The Nominating and Governance Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of stockholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.

•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

•	Administer our formal compensation programs for directors, including the Non-Employee Director Stock Compensation Plan.

•	Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.

While reviewed annually, the charter of the Nominating and Governance Committee was last amended and restated on December 11, 2007. The members of the Nominating and Governance Committee are “independent” under the New York Stock Exchange listing standards.

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in suggesting a nominee should follow the procedures outlined in “Other Information — 2009 Annual Meeting and Stockholder Proposals” at page 65.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year. As stated in the Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business products or markets or similar business products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members.

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

Charles Crocker, Chair
Robert P. Bozzone
Kenneth C. Dahlberg
Michael T. Smith
Wesley W. von Schack

The Personnel and Compensation Committee held five meetings in 2007.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally.

•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors, consulting with the Chief Executive Officer on matters relating to other executive officers, and making recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

•	Making recommendations to the Board of Directors regarding all contracts with any officer for remuneration and benefits (whether in the form of a pension, deferred compensation or otherwise) after termination of regular employment of such officer.

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans.

•	Overseeing our formal incentive compensation programs, including equity-based plans.

•	Serving as “Named Fiduciary” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of all “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained by us with respect to both plan administration and control and management of plan assets.

While reviewed annually, the charter of the Personnel and Compensation Committee was last amended and restated on December 13, 2006. The members of the Personnel and Compensation Committee are “independent” under the New York Stock Exchange listing standards.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Vice President of Administration and Human Resources and the Office of the Corporate Secretary in establishing the agenda for the Committee and makes compensation recommendations for the named executives (other than himself). The Personnel and Compensation Committee generally meets in executive session at each meeting. The Personnel and Compensation Committee’s Chair reports the committee’s recommendations on executive compensation to the Board. The Personnel and Compensation Committee has the authority, under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or other executive compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee has retained Hewitt Associates LLC and Watson Wyatt Company to assist the Committee in fulfilling its responsibilities in 2007. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate its powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to grant stock options to our Chief Executive Officer pursuant to this authority.

The 2007 Report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 43.

ITEM 2 ON PROXY CARD —
APPROVAL OF 2008 INCENTIVE AWARD PLAN

Our Board of Directors has adopted and approved the Teledyne Technologies Incorporated 2008 Incentive Award Plan. The continued effectiveness of the 2008 Incentive Award Plan after the date of the 2008 Annual Meeting is subject to the approval of the 2008 Incentive Award Plan by our stockholders. Stockholder approval of the 2008 Incentive Award Plan is desired, among other reasons, to comply with the listing rules of the New York Stock Exchange and to permit the tax deductibility by Teledyne of awards under the 2008 Incentive Award Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The proposal to adopt the 2008 Incentive Award Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the 2008 Incentive Award Plan. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal. Broker non-votes, if any, will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. Brokers and nominees will not have any discretionary voting privilege with respect to this proposal.

The 2008 Incentive Award Plan provides that if it is approved by our stockholders, the 1999 Incentive Plan, the 2002 Stock Incentive Plan and the 1999 Non-Employee Director Stock Compensation Plan (the “Prior Plans”) will terminate effective the next business day following such approval, and no additional awards will thereafter be made under the Prior Plans. In addition, if the 2008 Incentive Award Plan is approved, up to 176,162 shares of common stock originally reserved for issuance under the 1999 Incentive Plan for the payout of shares under the 2006-2008 cycle of our Performance Share Program will be reserved for issuance under the 2008 Incentive Award Plan.

Any awards outstanding upon the termination of the Prior Plans will remain outstanding and in full force and effect in accordance with the terms of such Plans and the applicable award agreements. If the 2008 Incentive Award Plan is not approved by our stockholders, it will not become effective and the Prior Plans will continue in full force and effect in accordance with their terms. If the 2008 Incentive Award Plan is approved by our stockholders, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock and other securities issuable under the 2008 Incentive Award Plan. We will also file an appropriate supplemental listing application with the New York Stock Exchange.

The Board believes that the 2008 Incentive Award Plan will promote the success and enhance the value of our company by continuing to link the personal interest of eligible individuals to those of our stockholders and by providing eligible individuals with an incentive for outstanding performance.

A summary of the principal provisions of the 2008 Incentive Award Plan is set forth below. This summary is qualified in its entirety by reference to the 2008 Incentive Award Plan itself, which is included as ANNEX A.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our common stock that may be issued or awarded under the 2008 Incentive Award Plan is 1,610,000. The aggregate number of shares of common stock available for issuance under the 2008 Incentive Plan shall be reduced by 1.74 shares for each share of common stock delivered in settlement of any full value award, which is any award other than an option, stock appreciation right or other award for which the holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the company). We have not granted any awards under the 2008 Incentive Award Plan and do not intend to do so unless and until our stockholders approve the plan.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of common stock subject to the award will again be available for the grant of an award pursuant to the 2008 Incentive Award Plan. The following shares, however, may not again be made available for issuance as awards under the 2008 Incentive Award Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, (ii) issued shares used to pay the exercise price or withholding taxes related to an outstanding award or (iii) shares repurchased on the open market with the proceeds of the option exercise price. While we have never issued such awards, for purposes of calculating the number of shares available for issuance under the 2008 Incentive Award Plan, to the extent that a stock appreciation right is settled in common stock, the full number of shares subject to such stock appreciation right will be counted, regardless of the actual number of shares issued upon settlement.

Awards

The 2008 Incentive Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, coupled stock appreciation rights, independent stock appreciation rights, performance shares, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards to our employees, consultants and directors, who are referred to as eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the 2008 Incentive Award Plan may be assigned, transferred or otherwise disposed of by the grantee, except to our company, or by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the plan administrator. The plan administrator may, however, permit an award to be transferred without consideration to certain persons or entities related to the holder or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Internal Revenue Code.

The maximum number of shares of our common stock which may be subject to awards granted to any one eligible individual during any calendar year is 750,000 shares and the maximum amount that may be paid to an eligible individual in cash during any calendar year with respect to one or more cash-based performance awards is $5,000,000.

Awards under the 2008 Incentive Award Plan will be evidenced by a written award agreement that sets forth the terms, conditions and limitations for each award, as determined by the plan administrator, which initially will be the Personnel and Compensation Committee.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2008 Incentive Award Plan. The option exercise price of all stock options granted pursuant to the plan will be based on a price that will not be less than 100% of the fair market value of our common stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant unless the exercise price is at least 110% of the fair market value at the time of grant. For purposes of the 2008 Incentive Award Plan, provided that our common stock continues to be traded on the New York Stock Exchange or another exchange, the “fair market value” of the common stock on any given date will be the closing price of a share as reported by the New York Stock Exchange (or such other source, such as the Wall Street Journal, as we may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. On February 20, 2008, the closing price of our common stock as reported on the New York Stock Exchange was $48.09 per share.

Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

The plan administrator will determine the methods of payment of the exercise price of an option, including, without limitation, cash, shares of our common stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no holder who is a director or an executive officer of our company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an incentive stock option granted to a person who owns more than 10% of the total combined voting power of all classes of our capital stock on the date of grant, such term will not exceed five years.

Restricted Stock

Eligible individuals may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the per share exercise price of the SAR, which exercise price will not be less than the fair market value of a share of our common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2008 Incentive Award Plan. SARs may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. The plan administrator may elect to pay SARs in cash, in our common stock or in a combination of cash and our common stock. A SAR may be coupled with an option issuance and be exercisable only when and the extent the related option is exercisable.

Other Awards under the Plan

The 2008 Incentive Award Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of our common stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the holder is an employee, consultant or director of our company or our qualifying corporate subsidiaries, provided that the plan administrator, in its sole discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2008 Incentive Award Plan) of our company, or because of the holder’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award will be made in cash, in our common stock or a combination of both, as determined by the plan administrator.

Performance Shares.  Awards of performance shares are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends paid on our common stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the holder.

Stock Payments.  Stock payments include payments in the form of our common stock or options or other rights to purchase our common stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the holder. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Performance Bonus Awards.  Any eligible individual selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be a performance-based award as described below.

Performance Awards

The plan administrator may grant performance awards to eligible individuals, which are awards based upon the attainment of specified performance criteria designated by the administrator, and such awards may be granted to “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, as “performance-based awards” that are intended to be performance-based awards within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. Eligible individuals are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: (i) net earnings (either before or after interest, taxes, depreciation and amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income or profit (earnings from continuing operations before interest and taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on investment or working capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, (xvi) price per share of common stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, (xx) reductions in inventory, (xiv) inventory turns and on-time delivery performance, (xxi) levels of accounts receivable and inventory and (xxii) economic value added (the amount, if any by which net operating profit after tax exceeds a reference cost of capital). These performance criteria may be measured in absolute terms or as compared to performance in an earlier period or as compared to any incremental increase or as compared to results of a peer group, industry index or other companies or a business plan. With regard to a particular performance period, the plan administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, an eligible individual will have to be employed by our company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Administration

Unless otherwise determined by our Board of Directors, the 2008 Incentive Award Plan will be administered by a committee consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Internal Revenue Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Personnel and Compensation Committee will be the administrator of the 2008 Incentive Award Plan. However, our Nominating and Corporate Governance Committee will administer the plan with respect to awards granted to our non-employee directors. In addition, our Board may at any time exercise any rights and duties of the Personnel and Compensation Committee as they relate to the 2008 Incentive Award Plan except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Personnel and Compensation Committee.

The governance of the Personnel and Compensation Committee will be subject to its charter as approved by our Board of Directors. Any action taken by the Personnel and Compensation Committee under the 2008 Incentive Award Plan will be valid and effective, whether or not its members at the time of such action are later determined not to have satisfied the requirements for membership provided in the 2008 Incentive Award Plan or the charter of the Personnel and Compensation Committee.

The plan administrator will have the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting or forfeiture restriction, provided that the plan administrator will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards under Section 162(m) of the Internal Revenue Code.

Eligibility

Employees, consultants and directors of our company and our qualifying corporate subsidiaries are referred to as eligible individuals and are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards under the 2008 Incentive Award Plan. Only employees of our company and our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. We and our subsidiaries currently have approximately 8,130 employees worldwide and our board consists of nine non-employee directors who would be eligible to participate in the 2008 Incentive Award Plan.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the 2008 Incentive Award Plan), the plan administrator will make such proportionate adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the 2008 Incentive Award Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to an eligible individual pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards

(including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (i) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (ii) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the 2008 Incentive Award Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to an eligible individual pursuant to the plan during any calendar year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the 2008 Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the holder and us, in the event of a change in control (as defined in the 2008 Incentive Award Plan) of our company in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2008 Incentive Award Plan to terminate at a specific time in the future and will give each holder the right to exercise such awards during a period of time as the plan administrator, in its sole discretion, will determine.

Termination or Amendment

With the approval of our Board of Directors, the plan administrator may terminate, amend, or modify the 2008 Incentive Award Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options or SARs with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option or SAR beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.

No award may be granted pursuant to the 2008 Incentive Award Plan after the tenth anniversary of the effective date of the plan, and no awards that are intended to be incentive stock options may be granted under the plan after the tenth anniversary of the date the plan is adopted by our Board of Directors. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the 2008 Incentive Award Plan and the applicable award agreement.

Section 409A of the Internal Revenue Code

To the extent that the plan administrator determines that any award granted under the 2008 Incentive Award Plan is subject to Section 409A of the Internal Revenue Code (“Section 409A”), the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2008 Incentive Award

Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Federal Income Tax Consequences

The federal income tax consequences of the 2008 Incentive Award Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2008 Incentive Award Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2008 Incentive Award Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Stock Options

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. An optionee receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the optionee will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If common stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the common stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards

The current federal income tax consequences of other awards authorized under the 2008 Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the holder recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Section 409A of the Internal Revenue Code

Certain types of awards under the 2008 Incentive Award Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2008 Incentive Award Plan and awards granted under the 2008 Incentive Award Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to each of our named executive officers that may be deducted by our company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by our company’s stockholders. The 2008 Incentive Award Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by our company and are subject to a 20% excise tax payable by the recipient.

The 2008 Incentive Award Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a holder who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in common stock previously owned by the holder rather than in cash.

Plan Benefits

No awards will be granted pursuant to the 2008 Incentive Award Plan unless and until it is approved by our stockholders. In addition, awards are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the plan. Therefore, it is not possible to determine the benefits that will be received in the future by eligible individuals in the 2008 Incentive Award Plan or the benefits that would have been received by such eligible individuals if the 2008 Incentive Award Plan had been effect in the fiscal year ended December 30, 2007.

Certain information regarding prior awards to our individual named executive officers and our directors under the Prior Plans is presented in the section headed “Compensation Disclosure and Analysis” and in the tables below captioned “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year-End” and “Options Exercised and Stock Vested.”

Non-Employee Director Stock Compensation

In connection with the adoption of the 2008 Incentive Award Plan, our Board adopted administrative rules under the plan related to non-employee director stock compensation, which rules would become effective upon stockholder approval of the 2008 Incentive Award Plan. The rules reserve up to 200,000 shares of common stock under the 2008 Incentive Award Plan for issuance to our non-employee directors in connection with retainer fees and meeting fees as well as our annual stock option grants as described below. In lieu of cash annual retainer fees, cash Committee Chair fees and cash meeting fees, this plan permits non-employee directors to elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for certain automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. If a non-employee director is first elected other than at an annual meeting, such non-employee director would receive an automatic option grant for 2,000 shares of our common stock.

Stock options granted to non-employee directors as part of the annual grant have exercise prices equal to the fair market value of our common stock on the date of grant. For a non-employee director that elects to have all or a portion of his or her retainer or meeting fees paid in the form of stock options, the number of shares to be subject to the stock option is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock options by an amount equal to the fair market value of a share of common stock on the date of grant multiplied by 0.3333, and the exercise price for such non-employee director’s stock options is equal to the fair market value of our common stock on the date of grant multiplied by 0.6666. For non-employee directors that elect to receive meeting fees or annual retainer fees in the form of a stock award the number of shares to be subject to the stock award is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock by an amount equal to the fair market value of a share of our common stock on the meeting date. For annual retainer fees, which are paid semi-annually, the grant date is the first business day of January and July.

Delegation of Authority

The 2008 Incentive Award Plan provides that the board of directors or the Personnel and Compensation Committee may from time to time delegate to a committee of one or more members of the board or one or more officers of the company the authority to grant or amend awards, subject to certain conditions and restrictions. In connection with the adoption of the 2008 Incentive Award Plan, the Personnel and Compensation Committee delegated to our Chief Executive Officer the authority to grant options to purchase up to 50,000 shares of common stock under the 2008 Incentive Award Plan, subject to stockholder approval of the Plan. This delegated authority is intended to be used to issue stock options to facilitate acquisitions, to recognize promotions and achievements and to further employee retention in other circumstances. The Nominating and Corporate Governance Committee has been delegated authority to administer the administrative rules for non-employee director stock compensation under the 2008 Incentive Award Plan.

Equity Compensation Plans Information

The following table summarizes information with respect to equity compensation plans as of December 30, 2007:

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities			under Equity
	to be Issued upon			Compensation Plans
	Exercise of		Weighted-Average	[excluding securities
	Outstanding Options,		Exercise Price of Options,	reflected in
	Warrants and Rights		Warrants or Rights	column (a)]
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders:
1999 Incentive Plan(1)	1,322,507	(2)	$25.25	372,567	(2)
2002 Stock Incentive Plan	1,379,650	(3)	24.18	354,180	(3)
Non-Employee Director Stock Compensation Plan	348,266		22.69	13,596
Employee Stock Purchase Plan(4)	—		—	1,000,000
Equity compensation plans not approved by security holders	—		—	—

Total	3,050,423		$24.48	1,740,343

(1)	The 1999 Incentive Plan, as amended, contains a “capped” evergreen provision. It provides that if the number of issued and outstanding shares of our common stock is increased after January 26, 2000, the total number of shares available for issuance under this plan will be increased by 10% of such increase, up to an additional 2,500,000 shares. An additional 842,471 shares have been registered for issuance under this evergreen provision for a total of 4,842,471 shares.

(2)	This amount does not include up to 176,162 shares of our common stock estimated at December 30, 2007 to be issued under our Performance Share Plan (PSP) for the 2006-2008 performance cycle. If the 2008 Incentive Award Plan is approved by stockholders at the Annual Meeting, these shares will be reserved for issuance under the 2008 Incentive Award Plan.

(3)	The amount does not include up to 86,772 shares of our common stock potentially issuable at December 30, 2007 under our Performance Share Plan (PSP) for the 2003-2005 performance cycle with respect to the remaining one installment to be issued. On February 5, 2008, 50,679 shares were actually issued as the third and final installment.

(4)	We maintain an Employee Stock Purchase Plan (commonly known as The Stock Advantage Plan) for eligible employees. It enables employees to invest in our common stock through automatic, after-tax payroll deductions, within specified limits. We add a 25% matching company contribution up to $1,200 annually. Our contribution is currently paid in cash and the plan administrator purchases shares of our common stock in the open market.

As of February 20, 2008:  (1) there were 311,937 shares available for issuance under our 1999 Incentive Plan, 2002 Stock Incentive Plan and 1999 Non-Employee Director Stock Compensation Plan; (2) there were 3,309,826 stock options outstanding, having a weighted average exercise price of $27.42 and having a weighted average remaining term of 6.6 years; and (3) there were 100,948 shares of restricted stock outstanding. As of February 20, 2008, we had 35,316,766 shares outstanding.

On the date of the 2008 Annual Meeting we expect to issue up to an aggregate of 36,000 stock options to non-employee directors under the 2002 Stock Incentive Plan in keeping with our automatic annual stock grant. Also on the date of the 2008 Annual Meeting, we expect to issue up to 750 stock options and up to 250 shares of stock under the 1999 Non-Employee Directors Stock Compensation Plan to non-employee directors in lieu of meeting and committee fees for the board and committee meetings scheduled to be held on that date. Other than these anticipated stock option and stock grants, no other awards have been or will be made between February 20, 2008 and the date of our Annual Meeting under our current stock incentive plans.

The Board of Directors Recommends
a Vote FOR Approval of the
Teledyne Technologies Incorporated 2008 Incentive Award Plan.

ITEM 3 ON PROXY CARD —
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008. Ernst & Young LLP has served as our independent registered public accounting firm since the November 29, 1999 spin-off. The firm had also served as the independent registered public accounting firm for ATI and its predecessors since 1980. The Audit Committee believes that Ernst & Young LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Ernst & Young will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal. Broker non-votes, if any, are included in determining the presence of a quorum at the Annual Meeting, but will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the appointment of an independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends
a Vote FOR Ratification of the Appointment
of the Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by Ernst & Young LLP for professional services rendered for 2007 and 2006 (in thousands).

	2007	2006

Audit Fees(1)	$1,413.1	$1,529.0
Sarbanes-Oxley Act Section 404 Fees	722.0	1,054.2
Statutory audits (United Kingdom subsidiaries)	28.2	68.4
SEC registration — Form S-8	10.3	—

Total Audit Fees	2,173.6	2,651.6

Audit-Related Fees
Employee Benefit Plan Financial Statement Audits	78.5	75.5
Subsidiary Audits	150.3	—
Environmental Financial Assurances	10.8	10.8

Total Audit-Related Fees	239.6	86.3

Tax Fees(2)	101.4	47.2
All Other Fees(3)	1.5	1.5

Total	$2,516.1	$2,786.6

Total Audit and Audit-Related Fees	$2,413.2	$2,737.9

(1)	Aggregate fees billed for professional services rendered for the audit of our annual financial statements and for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.

(2)	For 2007 tax fees primarily related to a review of research and development tax credits and advisory services for our subsidiaries in the United Kingdom. In 2006, tax fees primarily related to advisory services for our subsidiaries in the United Kingdom.

(3)	All other fees in 2007 and 2006 related to our access to Ernst & Young’s online accounting reference library.

Audit Committee Pre-Approval Policies

In October 2002, our Audit Committee adopted guidelines relating to the rendering of services by external auditors. The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the guidelines further provide that the Audit Committee must pre-approve the engagement of Ernst & Young LLP to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of Ernst & Young LLP for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. If the fee for any non-audit services is reasonably expected to be $250,000 or more, we must seek at least one competing bid from another firm prior to engaging Ernst & Young LLP, unless there are exceptional circumstances or if it relates to the public offering of our securities. The guidelines prohibit us from engaging Ernst & Young LLP to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; or legal services and expert services unrelated to the audit.

For 2007, all audit and non-audit services rendered by Ernst & Young LLP were pre-approved in accordance with our guidelines.

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 30, 2007 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of December 11, 2007, which has been adopted by the Board of Directors. The Audit Committee is comprised of six directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Ernst & Young, and discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. The Audit Committee has received written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the

Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Frank V. Cahouet, Chair
Roxanne S. Austin
Robert P. Bozzone
Kenneth C. Dahlberg
Simon M. Lorne
Paul D. Miller

February 19, 2008

OTHER BUSINESS

We know of no business that may be presented for consideration at the meeting other than the three action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about our company and businesses.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all of the filings for our directors and statutory insiders were made on a timely basis in 2007.

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person known to us to own beneficially more than five percent of our outstanding common stock. As of February 20, 2008, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of February 20, 2008, we had 35,316,766 shares outstanding.

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Wellington Management Company LLP(1)	2,774,877	7.86%
75 State Street
Boston, MA 02109

Singleton Group LLC(2)	1,999,900	5.66%
335 North Maple Drive, Suite 177
Beverly Hills, CA 90210

Barclays Global Investors, N.A. et al(3)	1,926,849	5.46%
45 Fremont Street
San Francisco, CA 94105

T. Rowe Price Associates, Inc.(4)	1,868,067	5.29%
100 E. Pratt Street
Baltimore, MD 21202

1.	Wellington Management Company LLP filed a Schedule 13G on February 14, 2008, reporting that in its capacity as investment adviser, it may be deemed to beneficially own 2,774,877 shares, that it has shared voting power with respect to 2,335,489 shares and shared dispositive with respect to 2,757,677 shares.

2.	Singleton Group LLC, jointly with William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, filed a Schedule 13G on July 31, 2007. Mr. Singleton, Ms. Mednick and Mr. Rugg reported that they share voting and dispositive power with respect to 1,999,900 shares in their capacities as managers of Singleton Group LLC. Mr. Rugg reported that he owned an additional 45 shares of common stock directly, with respect to which he has sole voting and dispositive power.

3.	Barclays Global Investors, N.A., together with affiliated entities, filed a Schedule 13G on February 6, 2008, reporting sole voting power and dispositive power with respect to 1,493,602 shares, and sole power to dispose or to direct the disposition of 1,926,849 shares. The shares reported are held by Barclays Global Investors, N.A. and affiliated entities. in trust accounts for the economic benefit of the beneficiaries of those accounts.

4.	T. Rowe Price Associates, Inc., filed a Schedule 13G on February 12, 2008. T. Rowe Price Associates reported sole voting power and with respect to 184,300 shares and sole dispositive power with respect to 1,868,067 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Stock Ownership of Management

The following table shows the number of shares of common stock reported to us as beneficially owned by (i) each of our directors and executive officers named in the executive compensation tables and (ii) all of our directors and Section 16 statutory officers as a group, in each case based upon the beneficial ownership of such persons of common stock as reported to us as of February 20, 2008, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such brokerage firm’s policies. The information for Mr. Link below is as of July 31, 2007, the last date Mr. Link was a Section 16 statutory officer. As of February 20, 2008, we had 35,316,766 shares outstanding.

	Number of		Percent of
Beneficial Owner	Shares		Class

Robert Mehrabian	438,092	(1)	1.23%
John T. Kuelbs	285,035	(2)	*
Dale A. Schnittjer	147,891	(3)	*
James M. Link	84,687	(4)	*
Aldo Pichelli	88,961	(5)	*
Susan L. Main	35,498	(6)	*
Roxanne S. Austin	4,380	(7)	*
Robert P. Bozzone	747,769	(8)	2.12%
Frank V. Cahouet	102,688	(9)	*
Charles Crocker	36,701	(10)	*
Kenneth C. Dahlberg	9,902	(11)	*
Simon M. Lorne	29,116	(12)	*
Paul D. Miller	43,816	(13)	*
Michael T. Smith	50,109	(14)	*
Wesley W. von Schack	6,693	(15)	*
All directors and executives as a group (16 persons)	2,113,761	(16)	5.83%

*	Less than one percent.

1.	The amount includes 115,862 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 16,979 shares of unvested restricted stock subject to forfeiture and 278,001 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

2.	The amount includes 42,690 shares held jointly through the John T. Kuelbs and J. Michele Kuelbs trust, of which Mr. Kuelbs and his wife are trustees. The amount also includes 8,849 shares of unvested restricted stock subject to forfeiture and 147,501 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. Also includes 7,799 shares held in Teledyne’s 401(k) plan and 1,895 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 23, 2008.

3.	The amount includes 29,256 shares held by the Schnittjer 2002 Trust, of which Mr. Schnittjer and his wife are trustees. The amount also includes 8,085 shares of unvested restricted stock subject to forfeiture and 108,201 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. Also includes 2,349 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 23, 2008.

4.	The amount includes 8,085 shares of unvested restricted stock subject to forfeiture and 62,825 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. Also includes

1,179 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 30, 2007.

5.	The amount includes 6,859 shares of unvested restricted stock subject to forfeiture and 56,693 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. Also includes 883 shares held in Teledyne’s 401(k) plan and 2,748 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 23, 2008.

6.	The amount includes 5,745 shares of unvested restricted stock subject to forfeiture and 20,001 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. Also includes 285 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 23, 2008.

7.	The amount includes 2,000 shares held by the Thomas and Roxanne Austin Trust and 2,000 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

8.	The amount 28,000 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. The amount also includes 34,285 shares held by Mr. Bozzone’s wife, beneficial ownership of which is disclaimed.

9.	This amount includes 19,727 shares held by a revocable trust, of which Mellon Bank, N.A. is trustee. The amount also includes 82,961 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

10.	The amount includes 32,488 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

11.	The amount includes 8,129 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

12.	The amount includes 26,116 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

13.	The amount includes 42,557 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

14.	The amount includes 46,857 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed.

15.	The amount includes 2,742 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008.

16.	This amount includes an aggregate of 53,345 shares of unvested restricted stock subject to forfeiture and an aggregate of 945,072 shares of our common stock underlying stock options exercisable within 60 days of February 20, 2008. This amount includes shares to which beneficial ownership is disclaimed as follows: 34,285 shares owned by Mr. Bozzone’s wife and 200 shares owned by Mr. Smith’s wife. See also footnotes 1, 2, 3 and 7 for the number of shares held jointly and in trusts.

Phantom Shares.  Under the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, non-employee directors may elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. Under the Deferred Compensation Plan, non-employee directors may elect to have their deferred monies treated as though they are invested in our common stock (called the “Teledyne Common Stock Phantom Fund”). Deferrals to the Teledyne Common Stock Phantom Fund mirror actual purchases of stock, but no actual stock is issued. There are no voting or other stockholder rights associated with the fund. As of February 20, 2008, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 450.8118 phantom shares; Frank V. Cahouet — 1,943.16 phantom shares; Simon Lorne — 1,048.7106 phantom shares; Paul D. Miller — 3,606.4973 phantom shares; and Michael T. Smith — 781.2798 phantom shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

Our objective with respect to executive compensation is to attract and retain high quality executives and to align the interests of management with the interests of stockholders. To achieve this objective, our Personnel and Compensation Committee has determined that total compensation for executives will be comprised of three general characteristics:

•	It will be competitive in the aggregate, using a set of business and labor market competitors (by industry segment, as appropriate) to gauge the competitive marketplace.

•	It will be performance oriented, with a substantial portion of the total compensation tied to internal and external measures of performance.

•	It will promote long-term careers at Teledyne.

Personnel and Compensation Committee

The Personnel and Compensation Committee reviews and administers the compensation for the Chief Executive Officer and other members of senior management, including the named executive officers listed on the Summary Compensation Table beginning on page 43 of this Proxy Statement. In the case of the Chief Executive Officer, the compensation determination made by the Committee is reviewed by the entire Board. The Committee also oversees our employee benefit plans. The Committee is composed exclusively of non-employee, independent directors. The Committee has periodically retained compensation consultants, Hewitt Associates LLC and Watson Wyatt Company, to assist the Committee in fulfilling its responsibilities, and has done so in 2007. The principal services that Hewitt Associates LLC performs for Teledyne are related to executive and director compensation and are primarily in support of decision-making by the Committee. The Committee has also considered publicly available market and other data on executive compensation matters.

The Personnel and Compensation Committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.teledyne.com. Among other duties, the charter states that the Committee shall, at least annually, review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board the Chief Executive Officer’s compensation levels based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee considers corporate performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The charter also states that the Committee shall review and evaluate, on at least an annual basis, the performance of our executive officers and report to the Board concerning the results of its evaluation.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Vice President of Administration, Human Resources and the Office of the Corporate Secretary in establishing the agenda for the Committee and makes compensation recommendations for the named executives (other than himself).

Benchmarking

The companies we use for comparative purposes are based for the most part on size and the industries in which we operate, specifically aerospace, electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in our Annual Report. The performance graph does compare our performance to the Russell 2000 Index, which is a performance measure under our long-term incentive compensation programs as discussed below. In order to provide industry specific data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference.

Our peer group is intended to be representative of companies of similar size to us in the industries in which we compete. Our peer group for 2007 compensation purposes was comprised of the following companies:

Ametek Inc. CACI International, Inc. Crane Co. Curtiss-Wright Corporation DRS Technologies, Inc. EDO Corporation	Esterline Technologies Corporation Flir Systems, Inc. Griffon Corp MKS Instruments, Inc. Orbital Sciences Corporation PerkinElmer, Inc. Varian Inc.

Our peer group contains companies with average revenue of $1.422 billion and market capitalization of $1.954 billion, and the Committee generally sets compensation at levels above the median for our peer group in recognition that we compete with much larger companies for executive-level talent. The Committee also reviews data collected from a broader industry peer group consisting of 87 companies in order to understand what an executive with comparable responsibility to a company executive would earn in the broader industry. The companies in the general industry group have average revenue of $1.978 billion and market capitalization of $2.468 billion.

Determining the Amount and Mix of Compensation

In determining both the amount and mix of compensation, the Committee, with assistance from Hewitt Associates, compared each named executive’s pay to various market data points for that named executive’s position and set compensation levels for salary, bonus and long-term compensation at levels that fall between the 50th percentile and 75th percentile of our peer group for each position. Mr. Kuelbs’ compensation was above the 75th percentile for general counsels in the peer group and the general industry group used by us in recognition that his responsibilities exceed that of the typical industry general counsel — for example, he serves a leading role in negotiating our aircraft product liability insurance. Mr. Schnittjer’s total compensation was slightly above the 75th percentile for chief financial officers in the peer group but between the 50th and 75th percentile for chief financial officers in the general industry group. Ms. Main’s total compensation was paid at the median for controllers in a industry-specific survey database provided by Hewitt and approximated the 75th percentile of the general industry group.

Our compensation program is designed to balance our need to provide our executives with incentives to achieve our short-and long-term performance goals with the need to pay competitive base salaries. The Personnel and Compensation Committee will consider the amount of prior salary increases, stock option grants and restricted stock grants as a factor in determining compensation for the current period. At the time that 2007 compensation for named executives was approved by the Personnel and Compensation Committee, the allocation of compensation between base salary, estimated target bonus and estimated long-term compensation for our named executives was as follows:

	Robert	Dale A.
	Mehrabian	Schnittjer	John T. Kuelbs	Aldo Pichelli	James M. Link	Susan L. Main

Base salary	25%	28%	30%	37%	37%	35%
Estimated target bonus	41%	29%	30%	26%	24%	27%
Estimated long-term compensation	34%	43%	40%	37%	39%	38%

There is no pre-established policy for allocating between either cash and non-cash or short-term or long-term compensation. As discussed below, stock-based compensation in the form of stock options, restricted stock awards and performance share program awards represent a significant part of each named executive’s total compensation, and, as a result, the amount of stock-based compensation that a named executive receives compared to cash compensation is largely a factor of a named executive’s long-term compensation relative to total compensation. Since 2003, we have reduced the amount of annual stock option grants in anticipation of the expensing of stock options, which accounting practice became effective in 2006 and which can have the effect of decreasing our earnings per share. As a result, stock option awards now represent a smaller percentage of long-term compensation than they did in prior years. In 2008, based on a market value analysis under SFAS 123(R), the Committee approved stock option grants that in general represented a 33% reduction to 2007 grants. Future awards of stock based compensation may be limited by the amount of shares and full value awards available for grant under our stock incentive plans.

Base Salary.  Base salary for all management positions will be at the unit’s industry/market median for comparable positions unless there are sound reasons, such as competitive factors for a particular executive’s skill set, for varying significantly from industry medians. The Personnel and Compensation Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The Committee believes that no system should be so rigid that it prevents the use of judgment. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer companies, our recent and projected financial performance and individual performance measured against pre-established goals and objectives.

Aggregate base salaries for our named executives increased by 5.44% in 2007 compared to aggregate base salaries for 2006. In making such increases, the Committee considered general industry and peer industry compensation information provided by Hewitt Associates and also our strategic growth plan, our strong performance, growth in specific business segments and prior annual salary increases. Base salaries are reviewed by the Committee in July of each year and take effect on September 1 of each year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities. Mr. Pichelli’s base salary was increased to $350,000 on January 1, 2008 to recognize the additional responsibilities associated with overseeing a larger Electronics and Communications segment.

Short-Term Incentives.  Annual incentive plan awards are cash bonuses based on the achievement of pre-defined performance measures, with up to 200% of the target award paid in the case of significant over-achievement. The majority of the awards are based on our achievement of financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

For 2007, aggregate awards for all employees were paid from a pool equal to 7.4% of operating profit, which is less that the 11% limit initially established by the Committee when it approved the 2007 annual incentive plan goals. For 2006, aggregate awards equaled 8.8% of operating profit. The Non-Equity Incentive Plan Compensation column in the Summary Compensation Table contains the annual incentive plan award for 2007 paid to the named executives.

For 2007, awards were determined as follows for corporate executives: 40% of the award was tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specific individual performance objectives.

For business unit presidents, 10% of the award was tied to the achievement of predetermined levels of operating profit at the corporate level and 30% of the award was tied to achievement of predetermined levels of operating profit at the business unit level, 5% to the achievement of predetermined levels of revenue at the corporate level and 20% to the achievement of predetermined levels of revenue at the business unit level, 5% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue at the corporate level and 10% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue at the business unit level, and 20% to the achievement of specific individual performance objectives.

No annual incentive plan bonus is earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee. We chose operating profit, revenue and accounts receivable and inventory as a percentage of revenue as the components of the award because we believe these measures are key objective indicators of our year-over-year financial performance.

For 2007, our operating profit at the corporate level was 120.3% of the 2007 business plan target of $133.4 million, our revenue was 103.3% of the 2007 business plan target of $1.557 billion and our accounts receivable and inventory as a percentage of revenue was 98.3% of the 2007 business plan target of 23.8%. For purposes of calculating operating profit, revenue and accounts receivable and inventory as a percentage of revenue for 2007 annual incentive plan awards, we excluded sales and operating profit resulting from 2007 acquisitions that were not in our 2007 business plan at the time the annual incentive plan targets were established. In addition, for purposes of calculating operating profit for the 2007 annual incentive plan awards, we made other adjustments for certain costs that were not contemplated in our 2007 business plan, such as interest expenses related to 2007 acquisitions and for favorable tax provision impacts.

For 2007, operating profit at our Electronics and Communications segment, of which Aldo Pichelli is the President and Chief Operating Officer, was 110.5% of the 2007 business plan target of $126.2 million, revenue was 102.7% of the 2007 business plan target of $1,030.5 million and accounts receivable and inventory as a percentage of revenue was 96.6% of the 2007 business plan target of 26.7%. Operating profit at our Engineered Systems segment, of which James M. Link was the President until August 1, 2007, was 95.2% of the 2007 business plan target of $27.1 million, revenue was 100.7% of the 2007 business plan target of $300.0 million and accounts receivable and inventory as a percentage of revenue was 115.3% of the 2007 business plan target of 8.5%.

The annual incentive plan awards in 2007 followed the same formula as the awards for 2006, the only changes being the predetermined levels of financial performance, which increased in 2007 as compared to 2006, and each named executive’s individual performance objectives.

The annual incentive plan award is expressed as a percentage of the participant’s base salary earned during the plan year. The schedule below shows the award guidelines for the 2007 awards for named executives as a percentage of 2007 base salary:

	AIP Award as a Percent of Salary
Participants	Target	Maximum

Robert Mehrabian	80%	160%
Dale A. Schnittjer	60%	120%
John T. Kuelbs	60%	120%
James M. Link	45%	90%
Aldo Pichelli	45%	90%
Susan L. Main	45%	90%

The target and maximum percentages were the same as in 2006.

In determining the actual 2007 annual incentive awards, the Personnel and Compensation Committee exercised its authority to make an upward discretionary adjustments in the case of all the named executive officers except for Mr. Link. The Committee determined the upward discretionary adjustment was appropriate as a result of the amounts by which the performance goals of the named executives exceeded the goals set out in the 2007 business plan, the efforts undertaken during 2007 to review and enhance the company’s strategic growth plan and the company’s deliberate acquisition process and pursuits. In the case of Dr. Mehrabian, the Committee and the Board recognized Dr. Mehrabian’s leadership role in Teledyne’s accomplishments and his executive recruitment, leadership development and succession planning efforts.

Dr. Mehrabian earned a bonus equal to 127.3% of his base salary, to which was added upward discretionary adjustments aggregating 27.7%, for an actual 2007 bonus equal to 163% of his 2007 base salary. Mr. Schnittjer earned a bonus equal to 89.5% of his base salary, to which was added a 20% upward discretionary adjustment, for an actual 2007 bonus equal to 107% of his 2007 base salary. Mr. Kuelbs earned a bonus equal to 89.5% of his base salary, to which was added a 15% upward discretionary adjustment, for an actual 2007 bonus equal to 103% of his 2007 base salary. Mr. Link earned an actual 2007 bonus equal to 45% of his base salary. Mr. Pichelli earned a bonus equal to 60% of his base salary, to which was added a 20% upward discretionary adjustment, for an actual 2007 bonus equal to 72% of his 2007 base salary. Ms. Main earned a bonus equal to 66.2% of her base salary, to which was added a 20% upward discretionary adjustment, for an actual 2007 bonus equal to 79% of her 2007 base salary.

The Committee determined that Dr. Mehrabian achieved 200% of his individual performance objectives, Mr. Schnittjer achieved 150% of his individual performance objectives, Mr. Kuelbs achieved 150% of his individual performance objectives, Mr. Pichelli achieved 200% of his individual performance objectives, Mr. Link achieved 100% of his individual performance objectives and Ms. Main achieved 140% of her individual performance objectives.

Long-Term Incentives.  We have two long-term incentive plans that have been approved by our stockholders, the Teledyne Technologies Incorporated 1999 Incentive Plan and the Teledyne Technologies Incorporated 2002 Stock Incentive Plan. The Teledyne Technologies Incorporated 2008 Incentive Award Plan will replace these two existing plans if approved by the stockholders at the 2008 Annual Meeting.

Long-term incentives consist of three components: stock options, a three-year performance share program and a restricted stock award program

Stock Options.  Stock options are awarded annually to a broad group of key employees who are nominated by management to receive awards and whose awards the Personnel and Compensation Committee approves. In practice, the amount of the award generally depends on the employee’s position. Stock options provide our employees with the opportunity to participate in shareholder value created as a result of stock price appreciation, and as a result further our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest at a rate of one-third per year, with full vesting at the end of three years and have a term of ten years. A description of the terms under our incentive plans related to the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 57 of this Proxy Statement.

At the beginning of 2007, under the 2002 Stock Incentive Plan and 1999 Incentive Plan, we made an annual award of stock options for an aggregate of 528,153 shares of common stock to a total of 301 employees, of which options to purchase 109,000 shares of common stock were awarded to named executives. For purposes of the Summary Compensation Table, stock options are valued at fair value calculated in accordance with FAS 123(R) and the compensation expense associated with an executive’s stock options as of December 30, 2007 is reported in the Option Awards column.

The following schedule represents award guidelines established by the Personnel and Compensation Committee for named executives and the actual stock option grants awarded to those named executives in 2007:

	Annual Stock Option Award Guidelines
Participants	Minimum	Maximum	Actual 2007

Robert Mehrabian	25,000	50,000	35,000
Dale A. Schnittjer	15,000	25,000	22,000
John T. Kuelbs	15,000	25,000	20,000
Aldo Pichelli	7,000	15,000	10,000
James M. Link	7,000	15,000	12,000
Susan L. Main	7,000	15,000	10,000

Actual awards made within the guidelines, except for awards made to the Chief Executive Officer, are based on the recommendation of the Chief Executive Officer and approval of the Personnel and Compensation Committee. The award for the Chief Executive Officer is made at the sole discretion of the Committee. The Committee reserves the right to change the award schedule set forth above, or other material terms of the plan, at its sole discretion.

Performance Share Program.  A three-year performance share program opportunity, with a new cycle beginning every three years, is available to key employees. Performance share program awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to shareholders relative to a broader market index. The performance share program provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2003-2005 and 2006-2008 cycles, the Russell 2000 Index is the benchmark for the specified return to shareholders component. Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. A description of the treatment of performance share program awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 57 of this Proxy Statement.

For the 2003-2005 and the 2006-2008 cycles, one-half of the award will be paid in cash and, subject to the availability of full value award shares, one-half will be paid in shares of our common stock. We chose operating profit, revenue and return to shareholders as the components of the award because we believe these metrics strongly correlate with our growth and equity value. We established a three-year payout period following the end of each performance cycle to encourage continued employment by the participant.

In January 2006, under the 1999 Incentive Plan, the Committee established a performance cycle for the three-year period ending December 31, 2008. As of December 30, 2007, there were 27 participants in this performance cycle. Forty percent of the 2006-2008 performance cycle is based on achievement of operating profit of $378.5 million for three years, 30% on the achievement of revenue of $4,309.6 million for three years and 30% on the achievement of a return to shareholders that requires our stock performance to exceed the stock performance of the Russell 2000 Index. These performance targets are used by Teledyne solely for compensation purposes and should not be understood to be management’s expectations or guidance relating to future financial performance. All of the named executives in the Summary Compensation Table participate in the 2006-2008 performance share program. We have reserved a total of 176,162 shares under the 1999 Incentive Plan to cover the maximum number of shares payable under the 2006-2008 performance cycle. If the

2008 Incentive Award Plan is approved by stockholders at the Annual Meeting, these shares will be reserved for issuance under the 2008 Incentive Award Plan.

The potential cash and stock payouts under the 2006-2008 performance cycle to the named executive officers are set forth in the table below:

	Cash			Stock
	Threshold	Target	Maximum	Threshold	Target	Maximum

Robert Mehrabian	$131,251	$525,002	$1,050,005	4,057	16,229	32,458
Dale A. Schnittjer	$53,128	$212,511	$425,023	1,642	6,569	13,138
John T. Kuelbs	$57,665	$230,658	$461,318	1,783	7,130	14,260
James M. Link(1)	$25,339	$101,357	$202,715	783	3,133	6,266
Aldo Pichelli	$33,600	$134,399	$268,798	1,039	4,155	8,309
Susan L. Main	$30,202	$120,807	$241,613	934	3,734	7,469

(1)	Since Mr. Link retired on February 1, 2008, his award is prorated based on the number of months he was employed during the three-year performance period.

The cash portion of the performance share award for the 2006-2008 performance cycle will be included in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column in the year in which the performance criteria are met (i.e., in the last year of the performance cycle). For purposes of the Summary Compensation Table, the stock portion of the performance share award for the 2006-2008 performance cycle is valued at fair value calculated in accordance with FAS 123(R) and the compensation expense associated with the stock portion of the performance share award as of December 30, 2007 is recorded in the Stock Awards column. If the performance criteria are met, payments would occur in three annual installments commencing in 2009.

In December 2002, under the 2002 Stock Incentive Plan, the Committee established a performance cycle for the three-year period ended December 31, 2005. As of December 30, 2007, there were 26 participants in this performance cycle. With respect to this 2003-2005 cycle, the Committee has determined that 170.2% of the target performance was met. All of the named executives in the Summary Compensation Table participated in the 2003-2005 performance share program, with payments being made in 2006, 2007 and 2008. The installment payments of awards was made in February of each of 2006, 2007 and 2008. The number of shares that the named executives were entitled to receive under the 2003-2005 performance cycle as of December 30, 2007 can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 48 of this Proxy Statement.

Restricted Stock Award Program.  A restricted stock award program has also been established for key employees, which was first approved and adopted by the Personnel and Compensation Committee in 2000. This program provides grants of restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to 30% of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If we achieve the minimum established performance goals, but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for 2007, as in previous years, was the price of our common stock as compared to the Russell 2000 Index. In order for a participant to retain the restricted shares, our three-year aggregate return to shareholders (as measured by our stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares. We believe that benchmarking the restricted stock performance goals to a broader market index like the Russell 2000 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock generally will be forfeited upon a participant’s termination of employment. A description of the treatment of restricted stock awards upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 57 of this Proxy Statement. Upon expiration of the restricted period, absent any forfeiture, we will deliver to the recipient certificates for the appropriate number of shares of common stock, as determined by the Committee based on achievement of the specified performance objectives, free of the restrictive legend.

We granted restricted stock to key employees on January 22, 2008, January 23, 2007, January 24, 2006, January 25, 2005 and January 27, 2004. All restrictions on the January 27, 2004 awards lapsed on January 27, 2007 and all restrictions on the January 25, 2005 awards lapsed on January 25, 2008. Our stock performance was 149.7% and 153.6% of the Russell 2000 Index for the measurement periods associated with the 2004 and 2005 restricted stock grants, respectively.

For purposes of the Summary Compensation Table, restricted stock awards are valued at fair value calculated in accordance with FAS 123(R) and the compensation expense associated with an executive’s restricted stock awards as of December 30, 2007 is reported in the Stock Awards column.

The potential payouts under January 23, 2007 restricted stock award can be found in the table headed “Grants of Plan-Based Awards” on page 47 of this Proxy Statement. The maximum number of shares that the named executive could retain under the restricted stock awards granted on January 25, 2005, January 24, 2006 and January 23, 2007 awards can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 48 of this Proxy Statement.

We believe that the terms of the stock options, the performance share awards and restricted stock awards are consistent with our compensation goals of employee retention, rewarding executives for long-term performance and rewarding executives for long-term increases in our stock price, both in absolute terms and as compared to the broader market.

Change in Control Severance Agreements

Each of our currently employed named executives, as well as nine other executives, is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 57 of this Proxy Statement. In entering into these agreements, the Personnel and Compensation Committee desired to assure that we would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control agreements because we believe such terms provide reasonable assurances that our executive officers will remain with us during an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the board as to whether such acquisition or change in control event would be in the best interests of our company and stockholders.

The Personnel and Compensation Committee has reviewed the potential aggregate costs to a potential acquirer associated with the change in control severance agreements, including estimated excise taxes and gross-up payments associated with the agreements. The Committee considers it unlikely that the employment of all 14 applicable employees would be terminated following a change in control. The Committee did not adjust the compensation of the applicable employees as a result of the employees entering into these change of control severance agreements.

Employment Agreement

In 1999, we entered into an employment agreement with Dr. Mehrabian, which agreement was amended and restated on April 25, 2001 to update Dr. Mehrabian’s titles and the types and rates of compensation to which he was entitled, on January 24, 2006, primarily to assure compliance with Section 409A of the Internal Revenue Code, and on September 1, 2007, to reflect an increase in Dr. Mehrabian’s base salary and, per Dr. Mehrabian’s request, to reflect that his eligibility to receive country club and city club membership and related tax gross-ups was discontinued. The employment agreement was initially entered into in order to memorialize compensation-related agreements made by Dr. Mehrabian and ATI prior to our spin-off from ATI. The amended and restated employment agreement provides that we shall employ Dr. Mehrabian as our Chairman, President and Chief Executive Officer. The agreement terminates on December 31, 2008, but will be automatically extended annually unless either party gives the other written notice prior to October 31 that it will not be extended. No such notice was given in 2007. On January 23, 2007, without amending Dr. Mehrabian’s employment agreement, our Board of Directors asked Dr. Mehrabian to continue to serve as its Chairman, President and Chief Executive Officer through at least December 31, 2009.

Under the current agreement, Dr. Mehrabian has an annual base salary of $800,000. The agreement provides that Dr. Mehrabian is entitled to participate in our annual incentive bonus plan and other executive compensation and benefit programs. The agreement provides Dr. Mehrabian with a supplemental non-qualified pension arrangement, which we will pay to Dr. Mehrabian starting six months following his retirement for a period of ten years. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

Perquisites and Other Benefits

Some of our named executives receive car allowances and/or leased vehicles. We provide car allowances and leased vehicles in cases where the named executive typically travels for business and also for retention of senior executives. In 2007, at the request of our Chairman, President and Chief Executive Officer, we discontinued making club memberships available to the named executives. In addition, in December 2006, the Personnel and Compensation Committee approved relocation assistance to Mr. Pichelli and Mr. Schnittjer, along with certain other members of management, in connection with the relocation of our corporate headquarters in the first quarter of 2007. The relocation assistance consists of realtor fees on sale of a home or initial leasing expense, closing costs associated with the purchase of a new home, physical relocation expenses and gross-up reimbursement of taxes. The cost associated with these benefits for named executives, to the extent they aggregate more than $10,000 per individual, are included in the Other Compensation column of the Summary Compensation Table, to the extent paid in 2006 or 2007.

Deferred Compensation

Our named executives are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees. The deferred compensation plan was initially established to provide benefits to our employees who participated in the ATI executive deferred compensation plan prior to our spin-off. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation” beginning on page 52 of this Proxy Statement. In addition, the Nonqualified Deferred Compensation Table on page 52 of this Proxy Statement sets forth information about the account balances, contributions and withdrawals of each named executive that participates in the deferred compensation plan.

Pension Plans

In connection with the spin-off, we adopted a defined benefit pension plan on terms substantially similar to the parts of the ATI pension plan applicable to all of our employees, both active and inactive at our operations that perform government contract work and for our active employees at our commercial operations. All of the named executives other than Ms. Main participate in the pension plan. The annual benefits payable under these parts of the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a benefit restoration/pension equalization plan, which is designed to restore benefits that would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan.

Our pension plan was initially established to provide benefits to employees who participated in the ATI pension plan prior to our spin-off. Effective January 1, 2004, in order to limit our future obligations under our pension plan, new non-union employee hires do not participate in the pension plan, and effective February 20, 2007, all new employee hires do not participate in the pension plan. Instead such new hires participate in an enhanced 401(k) plan.

A description of the terms of our pension plan can be found under the heading “Pension Benefits” beginning on page 51 of this Proxy Statement. In addition, the Pension Benefits Table on page 51 of this Proxy Statement sets forth information about each named executive’s years of credited service and the actuarial present value of each named executive’s accumulated benefit under our pension plan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation paid to a chief executive officer and certain other highly compensated officers in excess of $1 million unless the compensation qualifies as “performance-based” or is otherwise exempt under the law. Both stock incentive plans are intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m). In making such determination, the Committee would consider the net cost to us and our ability to effectively administer executive compensation in the long-term interests of shareholders.

Financial Restatements

Our Personnel and Compensation Committee does not have an established practice regarding the adjustment or recovery of awards or payment if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Committee will determine whether to seek recovery of incentive compensation in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial restatement or similar event, should one occur. Among the key factors that the Committee will consider is whether the executive officer engaged in fraud or willful misconduct that resulted in need for a restatement. Since the time of our spin-off, we have not restated our financial statements.

In addition, individual performance objectives for executive officers under our annual incentive plan program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards

Stock Options  Stock options may be granted under our 1999 Incentive Plan and 2002 Stock Incentive Plan by the Personnel and Compensation Committee, which is the administrator of the two plans. The Committee has delegated authority to our Chief Executive Officer to grant a specified number of options to employees under the 1999 Incentive Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 50,000 remained available for grant by our Chief Executive Officer under this delegated authority as of January 22, 2008. Stock options may also be granted to non-employee directors under our 1999 Non-Employee Director Stock Compensation Plan and under administrative rules under our 2002 Stock Incentive Plan adopted on January 23, 2007. Our Nominating and Governance Committee administers these non-employee director plans. The Teledyne Technologies Incorporated 2008 Incentive Award Plan will replace these existing plans if approved by the stockholders at the 2008 Annual Meeting.

Stock options are generally granted by the Personnel and Compensation Committee in January of each year at its regularly scheduled committee meeting. At this meeting the Committee finalizes annual bonuses for the previous fiscal year and sets the terms of our annual incentive plan for the current fiscal year. We typically issue our press release containing financial results for the fourth quarter and year end shortly following this meeting date. Grants by our Chief Executive Officer under his delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2007, our Chief Executive Officer granted options to purchase up to 5,000 shares to seven employees under this delegated authority. Under our non-employee director stock compensation plan, an annual grant of options to purchase 4,000 shares is made to each non-employee director after our annual meeting of stockholders. In addition, directors may elect to receive all or a part of their board and committee meeting fees and annual retainer fee in the form of stock options.

Pursuant to the terms of our 1999 Incentive Plan and 2002 Stock Incentive Plan, the exercise price for new stock option grants must equal the fair market value of our common stock, which for purposes of the plans is defined as the average of the high and low quoted sales price of a share of our common stock on the New York Stock Exchange on the date of grant. Under our proposed 2008 Incentive Award Plan, fair market value is defined as the closing sales price of a share of our common stock on the New York Stock Exchange on the date of grant. New grants made by our Personnel and Compensation Committee have exercise prices equal to the fair market value of our common stock on the date of the meeting at which the grant was approved by the Committee. Grants made by the Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant. Stock options granted to non-employee directors as part of the annual grant have exercise prices equal to the fair market value of our common stock on the date of grant. For a non-employee director that elects to have all or a portion of his or her retainer or meeting fees paid in the form of stock options, the number of shares to be subject to the stock option is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock options by an amount equal to the fair market value of a share of common stock on the date of grant multiplied by 0.3333, and the exercise price for such non-employee director’s stock options is equal to the fair market value of our common stock on the date of grant multiplied by 0.6666.

Stock Awards  Restricted stock awards and performance share program stock awards may be granted under our 1999 Incentive Plan and 2002 Stock Incentive Plan by the Personnel and Compensation Committee, which is the administrator of the two plans. If approved by the stockholders at the 2008 Annual Meeting, future restricted stock awards will be made under the Teledyne Technologies Incorporated 2008 Incentive Award Plan.

Restricted stock awards are generally granted each year by the Personnel and Compensation Committee at the same January meeting that the Personnel and Compensation Committee makes stock option award grants. The number of shares is determined by dividing an amount generally equal to in value to 30% of a participating executive’s base salary by the average of the high and low stock prices for 20 trading days preceding the date of grant.

Performance cycles under the performance share program are generally established once every three years, at the same January meeting that the Personnel and Compensation Committee makes restricted stock award grants and stock option award grants. The number of shares for the stock portion of the award is determined by dividing one half of the value of the award by the an amount equal to the average of the high and low quoted sales price of a share of our common stock on the New York Stock Exchange on the date that the performance cycle is established by the Personnel and Compensation Committee.

For non-employee directors that elect to receive meeting fees or annual retainer fees in the form of a stock award the number of shares to be subject to the stock award is determined by dividing the applicable portion of the non-employee director’s fees elected to be received as stock by an amount equal to the average of the high and low quoted sales price of a share of our common stock on the New York Stock Exchange on the meeting date. For annual retainer fees, which are paid semi-annually, the grant date is the first business day of January and July.

Stock Ownership Policies

Our Personnel and Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensation. In 2007, our Board adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned

Chairman, President and Chief Executive Officer	5 x base salary
Corporate Senior Vice Presidents or Higher	3 x base salary
Segment Presidents or Senior Vice Presidents	2 x base salary
Vice Presidents (Corporate and General Managers)	1 x base salary

A key executive who is defined as a recipient of a restricted stock award is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion, and is expected to own continuously sufficient shares to meet the guideline once attained.

Each non-employee director is required to own shares of Teledyne common stock equal in market value to three times the amount of the annual retainer. Non-employee directors are expected to attain the minimum level of target ownership by December 31, 2009. A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she is first becomes a director of the

Company. Once achieved, the guideline amount must be maintained for so long as the non-employee director retains his seat on the Board.

Our Nominating and Corporate Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of January 2008, all of our key executives and non-employee directors owned sufficient shares to comply with the guidelines with the exception of three executives and one non-employee director, all of whom had additional time to achieve compliance pursuant to the terms of the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com.

Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Report of the Personnel and Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended December 30, 2007.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Charles Crocker, Chair
Robert P. Bozzone
Kenneth C. Dahlberg
Michael T. Smith
Wesley W. von Schack

February 19, 2008

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee of our Board of Directors is an officer or employee of the Company. During 2007, no member of the Committee had a current or prior relationship and no officer who was a statutory insider had a relationship to any other company, in each case that must be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation earned by certain of our executive officers during fiscal year 2007 and fiscal year 2006. It sets forth information about compensation paid to: (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Securities Exchange Act of 1934 for fiscal 2007 and fiscal year 2006 and (4) one additional executive officer who would have been one of the three most highly compensated executive officers, other than Chief Executive Officer and Chief Financial Officer, but for the fact that he was not an executive officer at the end of fiscal year 2007 (collectively, the “named executives”).

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive	Deferred	All Other
		Salary	Bonus	Awards	Awards	Plan	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	Compensation(5)	Earnings(6)($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Robert Mehrabian	2007	$768,269	—	$579,931	$455,147	$1,300,000	$771,444	$16,712	(7)	$3,891,503
Chairman, President and	2006	$718,271	—	$476,586	$450,290	$1,200,000	$889,514	$21,675	(8)	$3,756,336
Chief Executive Officer (Principal Executive Officer)
Dale A. Schnittjer	2007	$361,579	—	$248,782	$284,251	$396,780	$690,712	$15,727	(9)	$1,997,831
Senior Vice President and	2006	$346,227	—	$208,576	$255,120	$366,951	$560,719	$12,706	(10)	$1,750,299
Chief Financial Officer (Principal Financial Officer)
John T. Kuelbs	2007	$403,677	—	$270,700	$259,777	$426,031	$227,057	$18,766	(11)	$1,606,008
Executive Vice President,	2006	$375,796	—	$228,698	$253,063	$398,288	$187,241	$17,819	(12)	$1,460,905
General Counsel and Secretary
James M. Link(13)	2007	$304,325	—	$230,046	$155,437	$136,946	$242,927	$20,792	(14)	$1,090,473
Retired President, Teledyne Brown	2006	$308,207	—	$158,701	$145,815	$201,800	$108,429	$23,113	(15)	$946,065
Engineering, Inc.; Special Advisor
to the Chairman, President and Chief Executive Officer
Aldo Pichelli	2007	$312,056	—	$170,020	$86,217	$238,373	$134,124	$144,552	(16)	$1,085,342
President and Chief	2006	$280,586	—	$141,909	$116,963	$207,767	$188,303	$9,114	(17)	$944,642
Operating Officer, Electronics and Communications Segment
Susan L. Main	2007	$256,943	—	$153,241	$125,950	$208,631	—	$17,769	(18)	$762,534
Vice President and Controller	2006	$246,028	—	$124,065	$78,467	$194,197	—	$11,507	(19)	$654,264

(1)	2007 base salaries for the named executives, which took effect on September 1, 2007, were as follows: Dr. Mehrabian, $800,000; Mr. Schnittjer, $369,512; Mr. Kuelbs, $414,004; Mr. Link, $304,325; Mr. Pichelli, $331,157; and Ms. Main, $262,579. Mr. Pichelli’s base salary was increased to $350,000 effective January 1, 2008.

(2)	The named executives were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 30, 2007 and December 31, 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitute Annual Incentive Plan bonus awards for 2007 performance and 2006 performance that were approved by the Personnel and Compensation Committee on January 22, 2008 and January 23, 2007, respectively, and paid shortly thereafter.

(3)	Represents the dollar amount associated with the named executive’s restricted stock awards and the stock award component of the Performance Share Program that is recognized as compensation for financial statement reporting purposes with respect to the fiscal years 2007 and 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the headings “Performance Share Plan” and “Restricted Stock Award Program”. For 2007, this amount includes 2007 compensation expense associated with restricted stock awards granted in 2005, 2006 and 2007 and the 2006-2008 performance cycle under the Performance Share Program. For 2006, this amounts includes 2006 compensation expense associated with restricted stock awards granted in 2004, 2005 and 2006 and the 2006-2008 performance cycle under the Performance Share Program.

(4)	Represents the dollar amount associated with the named executive’s option grants that is recognized as compensation for financial statement reporting purposes with respect to the fiscal years 2007 and 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Stock Incentive Plans”. For 2007, this amount includes 2007 compensation expense associated with stock options granted in 2004, 2005, 2006 and 2007. For 2006, this amount includes 2006 compensation expense associated with stock options granted in 2003, 2004, 2005 and 2006.

(5)	For 2007, represents 2007 bonus amounts paid in February 2008 under the Annual Incentive Plan and, for 2006, represents 2006 bonus amounts paid in February 2007 under the Annual Incentive Plan. For purposes of the Summary Compensation Table, cash awards under the Performance Share Program are deemed earned in the last year of the performance cycle, at the time when performance criteria are met, even though they are paid to participants in three annual installments after the end of the performance cycle so long as they remain employed by Teledyne. As a result, the following cash amounts paid in 2007 and 2006 under the Performance Share Program are not reflected in the Non-Equity Incentive Plan Compensation column: The named executives were paid the following cash amounts in February 2007 under the second installment of the Performance Share Program for the 2003-2005 Performance Cycle: Dr. Mehrabian, $725,266; Mr. Schnittjer, $256,275; Mr. Kuelbs, $309,602; Mr. Link, $175,631; Mr. Pichelli, $119,883; and Ms. Main, $85,231. Participants in the Performance Share Program may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. Each of Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main chose to pay taxes by reducing the number of shares to which he or she was entitled. Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main were entitled to 16,764 shares, 7,863 shares, 6,000 shares, 4,736 shares, 3,521 shares and 2,503 shares, respectively. As a result of their elections, shares issuable to Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main were reduced by 12,364, 5,002, 4,339, 2,730, 1,751 and 1,245 shares, respectively, and the cash portion of their awards increased by $474,221, $191,852, $166,422, $104,709, $67,160 and $47,752 to pay applicable taxes. The named executives also were paid the following cash amounts in February 2006 under the first installment of the Performance Share Program for the 2003-2005 Performance Cycle: Dr. Mehrabian, $672,965; Mr. Schnittjer, $223,010; Mr. Kuelbs, $254,089; Mr. Link, $95,220; Mr. Pichelli, $52,724 and Ms. Main, $80,881. Participants in the Performance Share Program may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. Each of Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link and Ms. Main chose to pay taxes by reducing the number of shares to which he was entitled. Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link and Ms. Main were entitled to 16,765 shares, 7,864 shares, 6,002 shares, 4,736 shares and 2,503 shares, respectively. As a result of their elections, shares issuable to Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link and Ms. Main were reduced by 12,589, 4,068, 3,973, 725 and 1,295 shares, respectively, and the cash portion of their awards increased by $421,920, $136,339, $133,155, $24,298 and $43,402 to pay applicable taxes.

(6)	Represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Benefit Restoration/Pension Equalization Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement, from December 31, 2006 to December 30, 2007, for 2007, and from December 31, 2005 to December 31, 2006, for 2006. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2007 and 2006 financial statements.

(7)	Represents $12,000 in car allowances and $4,712 in country club membership fees and dues and related tax reimbursements.

(8)	Represents $12,000 in car allowances and $9,675 in country club membership fees and dues and related tax reimbursements.

(9)	Represents $10,259 for a leased vehicle, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $3,272 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(10)	Represents $8,067 for a leased vehicle, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $2,443 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(11)	Represents $12,000 in car allowances, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $4,570 in respect of a death benefit under the Teledyne Technologies Incorporated

Executive Deferred Compensation Plan and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(12)	Represents $12,000 in car allowances, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $3,623 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(13)	Effective August 1, 2007, Mr. Link ceased being President of Teledyne Brown Engineering, Inc., after which he no longer was an executive officer required to file Section 16 reports with the SEC, and became Special Advisor to the Chairman, President and Chief Executive Officer. He retired from Teledyne effective February 1, 2008.

(14)	Represents $12,000 in car allowances, $6,595 in country club membership fees, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(15)	Represents $12,000 in car allowances, $8,894 in country club membership fees, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, and $1,219 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(16)	Represents $6,503 for a leased vehicle, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,080 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan, $350 in imputed club dues, $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan and $134,423 in relocation expenses.

(17)	Represents $5,908 for a leased vehicle, $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,010 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(18)	Represents $8,941 for a leased vehicle, $6,528 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $704 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan, $400 in imputed club dues, and $1,196 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

(19)	Represents $10,071 for a leased vehicle, $634.54 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $571 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $230 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

Grants of Plan-Based Awards

The table below sets forth information on grants to the named executives of options and stock awards in fiscal year 2007.

								All Other
								Option	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Awards:	or Base		Grant Date
		Under Non-Equity			Under Equity			Number of	Price of	Closing	Fair Value
		Incentive Plan Awards			Incentive Plan Awards			Securities	Option	Price on	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Underlying	Awards	Grant	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Options	($/Sh)(1)	Date	Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Robert Mehrabian	1/23/07							35,000	$39.47	$39.60	$543,900
	1/23/07(3)				1,981	5,660	5,660				$155,254
	1/23/07(4)	—	$640,000	$1,280,000
Dale A. Schnittjer	1/23/07							22,000	$39.47	$39.60	$341,880
	1/23/07(3)				943	2,694	2,694				$73,896
	1/23/07(4)	—	$221,704	$443,407
John T. Kuelbs	1/23/07							20,000	$39.47	$39.60	$310,800
	1/23/07(3)				1,024	2,925	2,925				$80,233
	1/23/07(4)	—	$248,402	$496,805
James M. Link	1/23/07							12,000	$39.47	$39.60	$186,480
	1/23/07(3)				804	2,297	2,297				$63,007
	1/23/07(4)	—	$136,937	$273,874
Aldo Pichelli	1/23/07							10,000	$39.47	$39.60	$155,400
	1/23/07(3)				795	2,272	2,272				$62,321
	1/23/07(4)	—	$149,024	$298,049
Susan L. Main	1/23/07							10,000	$39.47	$39.60	$155,400
	1/23/07(3)				670	1,915	1,915				$52,528
	1/23/07(4)	—	$118,161	$236,321

(1)	Pursuant to the terms of the 1999 Incentive Plan and the 2002 Stock Incentive Plan, the exercise price for stock options is determined based on an average of the high and low prices on the grant date.

(2)	Calculated in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)	Represents the estimated future payouts under the restricted stock award granted under the Restricted Stock Award Program on January 23, 2007.

(4)	Represents target and maximum amounts under the Annual Incentive Plan Awards for 2007. For the actual amounts paid under the 2007 Annual Incentive Plan, see the amounts listed under the column titled “Non-Equity Incentive Plan Award Compensation” in the Summary Compensation Table beginning on page 43.

The material terms of our Annual Incentive Plan, stock option awards, Performance Share Program, Restricted Stock Award Program and our employment agreement with Dr. Mehrabian are described in Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of December 30, 2007.

	Option Awards					Stock Awards
			Equity Incentive					Equity Incentive	Equity Incentive
			Plan Awards:					Plan Awards:	Plan Awards:
	Number of	Number of	Number of			Number of	Market Value	Number of	Market or
	Securities	Securities	Securities			Shares or	of Shares	Unearned Shares,	Payout Value of
	Underlying	Underlying	Underlying			Units of	or Units of	Units or	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Units or Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have Not	That Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested(2)	Vested	Vested(2)
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert Mehrabian	60,000	—	—	$19.56	2/20/11	16,764(3)	$897,042	6,636(4)	$355,092
	60,000	—	—	$14.48	1/22/12			6,823(5)	$365,099
	48,000	—	—	$13.45	2/4/13			5,660(6)	$302,867
	40,000	—	—	$19.27	1/27/14			32,458(7)	$1,736,828
	23,334	11,667	—	$26.99	1/25/15
	11,667	23,333	—	$32.35	1/24/16
	—	35,000	—	$39.47	1/23/17

Dale A. Schnittjer	10,000	—	—	$9.67	1/25/10	6,000(3)	$321,060	3,364(4)	$180,008
	12,000	—	—	$19.56	2/20/11			3,314(5)	$177,332
	12,000	—	—	$14.48	1/22/12			2,694(6)	$144,156
	10,200	—	—	$13.45	2/04/13			13,138(7)	$703,014
	20,000	—	—	$19.27	1/27/14
	14,667	7,333	—	$26.99	1/25/15
	7,334	14,666	—	$32.35	1/24/16
	—	22,000	—	$39.47	1/23/17

John T. Kuelbs	30,000	—	—	$19.56	2/20/11	7,863(3)	$420,749	3,721(4)	$199,111
	30,000	—	—	$14.48	1/22/12			3,597(5)	$192,475
	25,500	—	—	$13.45	2/04/13			2,925(6)	$156,517
	22,000	—	—	$19.27	1/27/14			14,260(7)	$763,053
	13,334	6,666	—	$26.99	1/25/15
	6,667	13,333	—	$32.35	1/24/16
	—	20,000	—	$39.47	1/23/17

James M. Link	14,500	—	—	$14.48	1/22/12	4,736(3)	$253,423	2,943(4)	$157,480
	12,325	—	—	$13.45	2/04/13			2,845(5)	$152,236
	12,000	—	—	$19.27	1/27/14			2,297(6)	$122,912
	8,000	4,000	—	$26.99	1/25/15			6,266(7)	$335,294
	4,000	8,000	—	$32.35	1/24/16
	—	12,000	—	$39.47	1/23/17

Aldo Pichelli	3,817	—	—	$13.35	12/17/08	3,520(3)	$188,355	2,523(4)	$135,006
	5,000	—	—	$9.67	1/25/10			2,620(5)	$140,196
	5,000	—	—	$19.56	2/20/11			2,272(6)	$121,575
	7,500	—	—	$14.48	1/22/12			8,309(7)	$444,615
	6,375	—	—	$13.45	2/04/13
	10,000	—	—	$19.27	1/27/14
	6,000	3,000	—	$26.99	1/25/15
	3,334	6,666	—	$32.35	1/24/16
	—	10,000	—	$39.47	1/23/17

Susan L. Main	6,667	3,333	—	$26.99	1/25/15	2,503(3)	$133,936	2,436(4)	$130,350
	3,334	6,666	—	$32.35	1/24/16			2,355(5)	$126,016
	—	10,000	—	$39.47	1/23/17			1,915(6)	$102,472
								7,469(7)	$399,666

(1)	Stock options within each annual grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.

(2)	Based on December 28, 2007 closing price of $53.51.

(3)	Represents stock awards under the Performance Share Program for the 2003-2005 performance cycle that will be paid if executive remains employed by Teledyne through the 2008 payment date.

(4)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 25, 2005, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period. All of the shares fully vested on January 25, 2008.

(5)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 24, 2006, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.

(6)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 23, 2007, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.

(7)	Represents the potential payment of common stock under the 2006-2008 performance cycle of the Performance Share Program if the maximum performance level is achieved during the award period. Awards are paid to executives in three annual installments after the end of the performance cycle so long as they remain employed by Teledyne (with exceptions for retirement, disability and death). Stock awards under the Performance Share Program are subject to the availability of full value award shares under our stock plans.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2007 and stock awards that vested or were paid in fiscal year 2007 to the named executives.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized on	Acquired on		Realized on
	Exercise	Exercise(1)	Vesting		Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

Robert Mehrabian	—	—	9,541	(2)	$360,650(3)
			4,400	(4)	$165,748(5)

Dale A. Schnittjer	—	—	4,692	(2)	$177,358(3)
			1,661	(4)	$62,570(5)

John T. Kuelbs	—	—	5,350	(2)	$202,230(3)
	—	—	2,861	(4)	$107,774(5)

James M. Link	—	—	4,067	(2)	$153,733(3)
	—	—	2,006	(4)	$75,566(5)

Aldo Pichelli	3,817	$134,802	3,363	(2)	$127,121(3)
	—	—	1,770	(4)	$66,676(5)

Susan L. Main	—	—	3,225	(2)	$121,905(3)
	—	—	1,258	(4)	$47,389(5)

(1)	The “value realized” is calculated by subtracting the exercise price from the market value of a share of common stock on the New York Stock Exchange on the date of exercise.

(2)	Represents restricted stock granted under the January 27, 2004 stock award that vested on January 27, 2007.

(3)	Based on a closing share price of $37.80 on January 26, 2007, the last business day prior to the vesting date of the award.

(4)	Represents the second installment of the 2003-2005 performance cycle under the Performance Share Program paid on February 5, 2007, the date the shares were issued. Participants in the Performance Share Program may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. Each of Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main chose to pay taxes by reducing the number of shares to which he or she was entitled. Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main were entitled to 16,764 shares, 7,863 shares, 6,000 shares, 4,736 shares, 3,521 shares and 2,503 shares, respectively. As a result of their elections, shares issuable to Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, Mr. Pichelli and Ms. Main were reduced by 12,364, 5,002, 4,339, 2,730, 1,751 and 1,245 shares, respectively, and the cash portion of their awards increased by $474,221, $191,852, $166,422, $104,709, $67,160 and $47,752 to pay applicable taxes.

(5)	Based on a closing share price of $37.67 on February 5, 2007.

Pension Benefits

The following table describes pension benefits provided to the named executives. Since Ms. Main was hired after January 1, 2004, she does not participate in any pension plan sponsored by us and is not included as a named executive officer for purposes of this Pension Benefits discussion.

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Robert Mehrabian	Teledyne Pension Plan	8.08	$253,734	—
	Benefit Restoration/
	Pension Equalization Plan	8.08	$1,741,510	—
	Supplemental Pension	10	$3,038,864	—
	Equalization Plan
	(Employment Agreement)

Dale A. Schnittjer	Teledyne Pension Plan	35.33	$1,018,072	—
	Benefit Restoration/
	Pension Equalization Plan	35.33	$1,795,009	—

John T. Kuelbs	Teledyne Pension Plan	8.25	$267,522	—
	Benefit Restoration/
	Pension Equalization Plan	8.25	$632,632	—

James M. Link	Teledyne Pension Plan	6.50	$211,254	—
	Benefit Restoration/
	Pension Equalization Plan	6.50	$287,035	—

Aldo Pichelli	Teledyne Pension Plan	27.08	$511,254	—
	Benefit Restoration/
	Pension Equalization Plan	27.08	$459,098	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne from ATI, we adopted the Teledyne Technologies Incorporated Pension Plan on terms substantially similar to the parts of the defined benefit ATI Pension Plan applicable to our employees, both active and inactive, at our operations that perform government contract work and for our active employees at our commercial operations. Effective January 1, 2004, new non-union employee hires, and effective February 20, 2007, all new employee hires, do not participate in the Pension Plan, but participate in our enhanced Teledyne Technologies Incorporated 401(k) Plan. The annual benefits payable under these parts of the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the Pension Plan is generally the later of age 65 or the fifth anniversary of the date the participant commences participation in the Pension Plan. Participants that have satisfied the Pension Plan’s eligibility requirements and terminate employment on after their normal retirement date will be eligible to receive a lifetime monthly income following termination of employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social

Security covered compensation. This amount is then multiplied by the years of credited service completed by the participant, up to 30 years, but with some grandfathered exceptions, such as in the case of Mr. Schnittjer. In general, a participant that has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plan. Early retirement benefits are the same as normal retirement benefits, except that the benefit is reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes his or her normal retirement date. In 2007, participants in the Pension Plan had the choice of two different annuity types (four types if married). Participants are prohibited from changing the annuity type elected once monthly benefit payments begin.

All of the named executives who participate in our pension plans are currently eligible for either normal retirement or early retirement. For named executives, a year of credited service is any year in which the named executive has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant named executives with extra years of credited service.

Benefit Restoration/Pension Equalization Plan

We have also adopted a Benefit Restoration/Pension Equalization Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Benefit Restoration/Pension Equalization Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon his retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the Pension Plan upon his or her retirement and the life annuity which is actually paid to the participant under the Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code.

Employment Agreement with Dr. Mehrabian

The agreement with Dr. Mehrabian provides Dr. Mehrabian with a non-qualified supplemental pension arrangement under which we will pay annually to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as payments supplemental to any accrued pension under our qualified pension plan, an amount equal to 50 percent of his base compensation as in effect at retirement. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance
	Last FY	in Last FY	Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert Mehrabian	—	—	—	—	—
Dale A. Schnittjer	$37,057 (1)	—	$191,926	—	$1,526,882
John T. Kuelbs	$91,658 (1)	—	$88,315	—	$1,801,156
James M. Link	—	—	—	—	—
Aldo Pichelli	$124,591 (1)	—	$50,776	—	$819,550
Susan L. Main	$51,354 (1)	—	$8,387	—	$199,042

(1)	The entire amount of this contribution is reported as compensation in the Summary Compensation Table above.

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of his or her salary and up to 100% of his or her bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives his or her account balance. A participant can also receive his or her benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of his or her account balance prior to his or her payment eligibility date. A participant may change monthly his or her investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate his or her salary deferral earned during a calendar year by filing a new election on or before December 1 of the preceding calendar year. Deferral elections with respect to bonuses are irrevocable and must be made each calendar year.

Director Compensation

Directors who are not our employees are paid an annual retainer fee of $40,000. Directors are also paid $1,500 for each Board meeting, Audit Committee meeting, Personnel and Compensation Committee meeting and Nominating and Governance Committee meeting attended. The chair of the Audit Committee is paid an annual fee of $7,000. Each chair of the Personnel and Compensation Committee and Nominating and Governance Committee is paid an annual fee of $4,000. Directors who are our employees do not receive any compensation for their services on our Board or its committees.

The non-employee directors also participate in the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended, and the 2002 Stock Incentive Plan under administrative rules adopted in January 2007. In lieu of cash annual retainer fees, cash Committee chair fees and cash meeting fees, this plan permits non-employee directors to elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for certain automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. If a non-employee director is first elected other than at an annual meeting, such non-employee director would receive an automatic option grant for 2,000 shares of our common stock.

On October 1, 2007, Teledyne and directors Frank V. Cahouet, Charles Crocker, Simon M. Lorne, Paul D. Miller and Michael T. Smith agreed to amend non-employee director stock options granted to the directors in 2005 in lieu of cash retainer fees and meeting fees to increase the per share exercise price of those stock options to an amount equal to the fair market value of a share of Teledyne common stock on the date of grant for each option. The exercise prices of the original option grants in 2005 were determined by a formula that was based on the fair market value of Teledyne common stock on the date of grant and then adjusted to account for a prepayment of the exercise price equal to the amount of retainer fees and/or meeting fees foregone. The purpose of the amendment increasing the exercise price per share was to avoid potential adverse tax consequences under Section 409A of the Internal Revenue Code relating to foregone meeting and retainer fees. The amendment of each stock option has been reported by each director on a Form 4. In connection with the amendment, each of the directors became entitled to receive, on January 2, 2008, a payment equal to the aggregate amount of retainer fees and/or meeting fees that the director would have received had the director not elected to use such fees to prepay the exercise price in the form of lower per share exercise price. Except for Mr. Cahouet, each director elected to receive this payment in the form of phantom stock pursuant to the

Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The aggregate change in the incremental fair value of the amended stock options for each director as calculated under FAS 123R was as follows: Mr. Cahouet, $23,953; Mr. Crocker, $8,901; Mr. Lorne, $20,837; Mr. Miller, $3,038; and Mr. Smith, $15,366.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($) (1)	($) (2)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Roxanne S. Austin	$65,532	—	$62,160	—	—	—	$127,692
Robert P. Bozzone	$67,016	—	$62,160	—	—	—	$129,176
Frank V. Cahouet	$60,750	—	$74,981	—	—	—	$135,731
Charles Crocker	$70,039	—	$62,160	—	—	—	$132,199
Kenneth C. Dahlberg	$40,016	—	$88,143	—	—	—	$128,159
Simon M. Lorne	—	—	$132,246	—	—	—	$132,246
Paul D. Miller	$55,500	—	$72,960	—	—	—	$128,460
Michael T. Smith	$22,000 (3)	—	$111,562	—	—	—	$133,562
Wesley W. von Schack	$44,024	—	$83,761	—	—	—	$127,785

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” include the cash value of meeting and/or retainer fees that the following directors elected to receive in the form of fully vested stock awards, as detailed below:

		Stock Award	Fees Paid in Stock
Name	Grant Date	(#)	($)

Roxanne S. Austin	1/2/07	123	$5,000
	7/2/07	108	$5,000
Robert P. Bozzone	1/2/07	371	$15,000
	7/2/07	324	$15,000
Charles Crocker	1/2/07	296	$12,000
	7/2/07	216	$12,000
Kenneth C. Dahlberg	1/2/07	371	$15,000
	7/2/07	324	$15,000
Wesley W. von Schack	1/2/07	247	$10,000
	7/2/07	216	$10,000

The amounts under the column headed “Fees Earned or Paid in Cash” include the cash value of meeting and/or retainer fees that the following directors elected to receive in the form of fully vested phantom stock awards, as detailed below:

		Phantom Stock	Fees Paid in
		Award	Phantom Stock
Name	Grant Date	(#)	($)

Frank V. Cahouet	1/2/07	501.0516	$20,250
	1/23/07	114.0106	$4,500
	2/20/07	79.8722	$3,000
	4/24/07	110.0244	$4,500
	4/25/07	32.6087	$1,500
	7/2/07	324.2191	$15,000
	7/24/07	100.7952	$4,500
	10/23/07	58.2637	$3,000
	12/11/07	80.4433	$4,500
Paul D. Miller	1/2/07	371.1493	$15,000
	7/2/07	324.2191	$15,000

(2)	Represents the dollar amount associated with the director’s option grants that is recognized as compensation for financial statement reporting purposes with respect to the fiscal year 2007 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Stock Incentive Plans”. Includes 2007 compensation expense associated with stock option grants made in 2006 and 2007. The following table sets forth the grant date fair value as calculated in accordance with FAS 123(R) of each option grant made to a director in fiscal year 2007:

		Option Award		Grant Date Fair Value
Name	Grant Date	(#)		($)

Roxanne S. Austin	4/25/07	4,000	*	$62,160
Robert P. Bozzone	4/25/07	4,000	*	$62,160
Frank V. Cahouet	1/02/07	501		$7,786
	4/25/07	4,000	*	$62,160
	7/02/07	324		$5,035
Charles Crocker	4/25/07	4,000	*	$62,160
Kenneth C. Dahlberg	1/23/07	342		$5,315
	2/20/07	359		$5,579
	4/24/07	330		$5,128
	4/25/07	98		$1,523
	4/25/07	4,000	*	$62,160
	7/24/07	302		$4,693
	12/11/07	241		$3,745
Simon M. Lorne	1/2/07	1,485		$23,077
	1/23/07	342		$5,315
	2/20/07	240		$3,730
	4/24/07	330		$5,128
	4/25/07	98		$1,523
	4/25/07	4,000	*	$62,160
	7/2/07	1,297		$20,155

		Option Award		Grant Date Fair Value
Name	Grant Date	(#)		($)

	7/24/07	302		$4,693
	10/23/07	175		$2,720
	12/11/07	241		$3,745
Paul D. Miller	1/2/07	371		$5,765
	4/25/07	4,000	*	$62,160
	7/2/07	324		$5,035
Michael T. Smith	1/2/07	891		$13,846
	1/23/07	342		$5,315
	2/20/07	240		$3,730
	4/24/07	330		$5,128
	4/25/07	98		$1,523
	4/25/07	4,000	*	$62,160
	7/2/07	648		$10,070
	7/24/07	302		$4,693
	10/23/07	87		$1,352
	12/11/07	241		$3,745
Wesley W. von Schack	1/2/07	742		$11,531
	4/25/07	4,000	*	$62,160
	7/2/07	648		$10,070

*	Represents annual option grant. All others represent stock options received in lieu of cash meeting fees or retainer fees, as elected by the director.

(3)	Represents cash fees deferred in accordance with the terms of Teledyne’s Non-Employee Director Stock Compensation Plan.

The following table sets forth the aggregate number of option awards and aggregate number of stock awards held by our directors as of December 30, 2007.

Name	Option Awards	Stock Awards

Roxanne S. Austin	6,000	285
Robert P. Bozzone	32,000	7,197
Frank V. Cahouet	87,285	—	(1)
Charles Crocker	36,488	3,984
Kenneth C. Dahlberg	13,100	1,487
Simon M. Lorne	32,559	—
Paul D. Miller	46,881	973	(2)
Michael T. Smith	52,563	2,516
Wesley W. von Schack	7,390	718

(1)	Does not include 1,404.288 phantom shares as of December 30, 2007.

(2)	Does not include 3,453.6798 phantom shares as of December 30, 2007.

Potential Payments Upon Termination or a Change in Control

Change in Control Severance Agreements

Each of the currently employed named executives, as well as nine other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates the employment for good reason. “Severance benefits” consist of:

•	A cash payment equal to three times (in the case of Dr. Mehrabian, Messrs. Kuelbs and Schnittjer and, prior to his retirement, Mr. Link) or two times (in the case of Mr. Pichelli, Ms. Main and eight other executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the actual bonus payout for the year immediately preceding the change in control, whichever is higher.

•	A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 120% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid Performance Share Program awards, assuming applicable goals are met at 120% of performance targets for the 2006-2008 cycle.

•	Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months (24 months in some agreements) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on restricted stock issued under our Restricted Stock Award Programs.

•	Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•	Up to $25,000 ($15,000 in some agreements) reimbursement for actual professional outplacement services.

•	A “gross-up-payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on the executive as a result of the payments constituting a “excess parachute” as defined in Section 280G of the Internal Revenue Code.

In addition, the Agreements provide for the immediate vesting of all stock options, with options being exercisable for the full remaining term, upon a change of control.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

The paragraphs below explain the impact on our executive compensation programs for named executive officers of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our incentive plans related to the treatment of the annual incentive upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, permanent disability, or normal or early retirement, the bonus will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

If a participant’s employment is terminated during the plan year for any other reason, no bonus award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

	Treatment of	Time to Exercise
Change in Control or Termination Event	Unvested Awards	Vested Awards

Change in Control	Awards Fully Vest	Remainder of Term
Death	Awards Fully Vest	12 Months
Disability	Continued Vesting	Remainder of Term
Retirement (options granted prior to 2006)	Continued Vesting	Remainder of Term
Retirement (options granted after January 1, 2006)	Forfeiture	Remainder of Term
Other	Forfeiture	30 Days

Performance Share Program

In the event of a change in control, or a participant terminates employment because of retirement, his or her performance share plan participation will be prorated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control, awards are paid thirty days following the change in control event. If a participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination of the named executives as of December 28, 2007, the last business day of our 2007 fiscal year, assuming the change in control or termination event had taken place on December 28, 2007. The amounts shown include amounts earned through December 28, 2007, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section.

Robert Mehrabian

	Change
	in Control	Change
	(followed	in Control				Voluntary		Involuntary
Type of Benefit	by termination)	(no termination)		Retirement		Termination(1)		Termination(1)

Cash Severance	$6,300,000	—		—		—		—
Prorata Bonus Payment	$1,280,000	—		$1,300,000		$1,300,000		—
Value of Unvested Stock Options	$1,294,508 (2)	$1,294,508	(2)	$309,382	(3)	$309,382	(3)	$309,382	(3)
Value of Unvested Restricted Stock	$667,966 (4)	$667,966	(4)	$324,576	(5)	$324,576	(5)	$324,576	(5)
Value of Unpaid Performance Share Program Amounts	$3,934,915 (6)	$2,903,794	(7)	$2,721,849	(8)	$2,721,849	(8)	$2,721,849	(8)
Welfare Benefit Values	$35,370	—		—		—		—
Outplacement	$25,000	—		—		—		—
Excise Tax and Gross-Up Reimbursement	$—	—		—		—		—
Payments Net of Pension Benefit	$13,537,759	$4,866,268		$4,655,807		$4,655,807		$3,355,807

John T. Kuelbs

	Change
	in Control	Change
	(followed	in Control				Voluntary		Involuntary
Type of Benefit	by termination)	(no termination)		Retirement		Termination(1)		Termination(1)

Cash Severance	$2,520,102	—		—		—		—
Prorata Bonus Payment	$496,804	—		$426,031		$426,031		—
Value of Unvested Stock Options	$739,708 (2)	$739,708	(2)	$176,782	(3)	$176,782	(3)	$176,782	(3)
Value of Unvested Restricted Stock	$348,992 (4)	$348,992	(4)	$170,153	(5)	$170,153	(5)	$170,153	(5)
Value of Unpaid Performance Share Program Amounts	$1,762,887 (6)	$1,309,866	(7)	$1,229,742	(8)	$1,229,742	(8)	$1,229,742	(8)
Welfare Benefit Values	$34,947			—		—
Outplacement	$25,000	—		—		—		—
Excise Tax and Gross-Up Reimbursement	$1,578,729	—		—		—		—
Payments Net of Pension Benefit	$7,507,169	$2,398,566		$2,002,708		$2,002,708		$1,576,677

Dale A. Schnittjer

	Change
	in Control	Change
	(followed by	in Control				Voluntary		Involuntary
Type of Benefit	termination)	(no termination)		Retirement		Termination(1)		Termination(1)

Cash Severance	$2,298,876	—		—		—		—
Prorata Bonus Payment	$443,414	—		$396,780		$396,780		—
Value of Unvested Stock Options	$813,682 (2)	$813,682	(2)	$194,471	(3)	$194,471	(3)	$194,471	(3)
Value of Unvested Restricted Stock	$321,488 (4)	$321,488	(4)	$156,752	(5)	$156,752	(5)	$156,752	(5)
Value of Unpaid Performance Share Program Amounts	$1,538,978 (6)	$1,121,599	(7)	$1,048,244	(8)	$1,048,244	(8)	$1,048,244	(8)
Welfare Benefit Values	$35,834	—		—		—		—
Outplacement	$25,000	—		—		—		—
Excise Tax and Gross-Up Reimbursement	$1,759,693	—		—		—		—
Payments Net of Pension Benefit	$7,236,965	$2,256,769		$1,796,247		$1,796,247		$1,399,467

James M. Link

	Change
	in Control	Change
	(followed by	in Control				Voluntary		Involuntary
Type of Benefit	termination)	(no termination)		Retirement		Termination(1)		Termination(1)

Cash Severance	$1,323,813	—		—		—		—
Prorata Bonus Payment	$273,893	—		$136,946		$136,946		—
Value of Unvested Stock Options	$443,840 (2)	$443,840	(2)	$106,080	(3)	$106,080	(3)	$106,080	(3)
Value of Unvested Restricted Stock	$275,148 (4)	$275,148	(4)	$134,313	(5)	$134,313	(5)	$134,313	(5)
Value of Unpaid Performance Share Program Amounts	$862,199 (6)	$815,429	(7)	$645,265	(8)	$645,265	(8)	$645,265	(8)
Welfare Benefit Values	$34,899	—		—		—		—
Outplacement	$25,000	—		—		—		—
Excise Tax and Gross-Up Reimbursement	$777,042	—		—		—		—
Payments Net of Pension Benefit	$4,015,833	$1,534,417		$1,022,604		$1,022,604		$885,658

Aldo Pichelli

	Change
	in Control	Change
	(followed by	in Control				Voluntary		Involuntary
Type of Benefit	termination)	(no termination)		Retirement		Termination(1)		Termination(1)

Cash Severance	$1,139,060	—		—		—		—
Prorata Bonus Payment	$298,041	—		$238,373		$238,373		—
Value of Unvested Stock Options	$361,011 (2)	$361,011	(2)	$79,560	(3)	$79,560	(3)	$79,560	(3)
Value of Unvested Restricted Stock	$261,771 (4)	$261,771	(4)	$125,976	(5)	$125,976	(5)	$125,976	(5)
Value of Unpaid Performance Share Program Amounts	$954,609 (6)	$690,646	(7)	$644,356	(8)	$644,356	(8)	$644,356	(8)
Welfare Benefit Values	$24,162	—		—		—		—
Outplacement	$15,000	—		—		—		—
Excise Tax and Gross-Up Reimbursement	$1,222,818	—		—		—		—
Payments Net of Pension Benefit	$4,276,472	$1,313,428		$1,088,256		$1,088,256		$849,892

Susan L. Main

	Change
	in Control	Change
	(followed by	in Control			Voluntary	Involuntary
Type of Benefit	termination)	(no termination)		Retirement(9)	Termination	Termination

Cash Severance	$942,420	—		—	—	—
Prorata Bonus Payment	$236,321	—		—	—	—
Value of Unvested Stock Options	$369,842 (2)	$369,842	(2)	—	—	—
Value of Unvested Restricted Stock	$228,488 (4)	$228,488	(4)	—	—	—
Value of Unpaid Performance Share Program Amounts	$812,666 (6)	$575,399	(7)	—	—	—
Welfare Benefit Values	$25,804	—		—	—	—
Outplacement	$15,000	—		—	—	—
Excise Tax and Gross-Up Reimbursement	$1,035,809	—		—	—	—
Payments Net of Pension Benefit	$3,666,350	$1,173,729		—	—	—

(1)	The payouts under retirement and voluntary termination scenarios are the same because Dr. Mehrabian, Mr. Kuelbs, Mr. Schnittjer, Mr. Link, and Mr. Pichelli are retirement eligible on December 28, 2007. In the event of an involuntary termination, retirement eligible individuals receive the same payout as they would on retirement with respect to stock options, restricted stock and performance share program awards.

(2)	Represents the number of all unvested stock options as of December 28, 2007, multiplied by $53.51, the closing price of our common stock on December 28, 2007, less the aggregate exercise price of the unvested stock options.

(3)	Represents the number of unvested stock options as of December 28, 2007, other than stock options granted on or after January 1, 2006, multiplied by $53.51, the closing price of our common stock on December 29, 2006, less the aggregate exercise price of the unvested stock options.

(4)	Represents the number of shares of restricted stock granted in 2006 and 2007 multiplied by $53.51, the closing price of our common stock on December 28, 2007.

(5)	Represents the present value of restricted stock (based on the closing price of our common stock on December 28, 2007) pro-rated for the portion of the performance period completed by the named executive prior to retirement or termination. Assumes goals are met at 117.8% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period.

(6)	Represents cash and shares payable under the 2003-2005 performance cycle and 2006-2008 performance cycle, with shares valued at $53.51, the closing price of our common stock on December 28, 2007.

(7)	Represents the value of performance share program award (based on the closing price of our common stock on December 28, 2007) pro-rated for the portion of the performance cycle completed by the named executive on the date of the change in control event. Assumes goals are met at 117.8% of performance targets.

(8)	Represents the present value of performance share program award (based on the closing price of our common stock on December 28, 2007) pro-rated for the portion of the performance cycle completed by the named executives prior to retirement or termination. Assumes goals are met at 117.8% of performance targets. Actual payment of the performance share program amounts is made at the same time payment is made to active participants.

(9)	Ms. Main is not eligible for early retirement until she turns 55.

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Pension Plan and the Teledyne Benefit Restoration/Pension Equalization Plan assuming a change of control had taken place on December 30, 2007 and assuming each named executive had elected payment in the form of a single life annuity. Since she was hired after January 1, 2004, Ms. Main does not participate in any pension plan sponsored by us.

			Benefit		Total Monthly
		Additional	Restoration/	Additional	Payment
	Teledyne	Amounts	Pension	Amounts	following a
	Pension Plan	Resulting from	Equalization	Resulting from	Change in
	Benefit as of	Change in	Plan Benefit as	Change in	Control as of
	12/30/07	Control	of 12/30/07	Control	12/30/07

Robert Mehrabian(1)	$2,131	$0	$14,630	$0	$16,761
Dale A. Schnittjer	$8,533	$355	$15,045	$627	$24,560
John T. Kuelbs	$2,175	$0	$5,144	$0	$7,319
James M. Link	$1,713	$0	$2,329	$0	$4,042
Aldo Pichelli	$5,101	$1,911	$4,580	$1,716	$13,308

(1)	In addition, the annual supplemental pension benefit payable to Dr. Mehrabian contained in his employment agreement following termination from employment at December 30, 2007 (for reason other than for cause) would be $33,333, payable monthly, for 10 years. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

CERTAIN TRANSACTIONS

Spin-Off Agreements

We entered into several agreements with ATI governing the separation of our businesses and various employee benefits, compensation, tax, indemnification and transition arrangements. Our principal spin-off requirements, including the arrangement to ensure a favorable tax treatment, have been satisfied. Only one of our nine directors continues to serve on ATI’s board.

Other Relationships

The Bank of New York Mellon Corporation.  Messrs. Mehrabian and von Schack are directors of The Bank of New York Mellon Corporation. Mr. Cahouet had served as Chairman, President and Chief Executive Officer of Mellon Financial Corporation and Mellon Bank, N.A., having retired on December 31, 1998. Mr. Cahouet ceased being a director of Mellon Financial Corporation on April 18, 2000. The Bank of New York Mellon Corporation is the successor to Mellon Financial Corporation following its merger with The Bank of New York in 2007. We maintain various arms-length banking relationships with Mellon Bank, N.A. The Bank of New York and Mellon Bank, N.A. are two of fourteen lenders under our $590,000,000 credit facility, having committed to lend up to $90,000,000 under the facility. Mellon Bank, N.A. also provides cash management services and an uncommitted $5,000,000 line of credit. Mellon Bank, N.A. also serves as trustee for the Teledyne Technologies Incorporated Pension Plan and, through its subsidiaries and affiliates, provides asset management and transition management services for the Pension Plan. Mellon Investor Services LLC, dba BNY Mellon Shareowner Services, serves as our transfer agent and registrar, as well as the agent under our stockholders rights plan and also handles administration of our stock options. Notwithstanding these relationships, our Board of Directors has determined that Mr. Cahouet and Dr. von Schack are “independent,” within the meaning of the rules of the New York Stock Exchange, and are able to serve on the Audit Committee and Nominating and Governance Committee of the Board of Directors, in the case of Mr. Cahouet, and on the Personnel and Compensation Committee and Nominating and Governance Committee, in the case of Dr. von Schack.

Science Applications International Corporation (“SAIC”).  In 2007, SAIC purchased approximately $6,452,613 of products and services from Teledyne Brown Engineering, Inc., a wholly-owned subsidiary of Teledyne (“TBE”). In addition, TBE purchased approximately $4,065,364 in products and services from SAIC. TBE also has a licensing agreement with SAIC for use of SAIC’s MTTCS technology. In addition, other Teledyne subsidiaries sold $5,187,978 of products and services to SAIC. These arms-length negotiated transactions constitute less than 1% of the annual revenues of either Teledyne or SAIC. Mr. Dahlberg, is the Chairman of the Board and Chief Executive Officer of SAIC. Notwithstanding these relationships, and given the fact that Mr. Dahlberg owns less than 1% of the capital stock of SAIC, our Board of Directors has determined that Mr. Dahlberg is “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on both the Audit Committee and the Personnel and Compensation Committee of the Board of Directors.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the company, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Corporate Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Corporate Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the General Counsel of the company. The Policy defines a related party transaction as a transaction between the company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the company or a subsidiary of the company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee may take into account, among other factors it deems appropriate, whether the related party transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Corporate Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10 percent of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10 percent or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2 percent of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com.

OTHER INFORMATION

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Executive Vice President, General Counsel and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4602. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with new rules issued by the Securities and Exchange Commission, you may access our 2007 Annual Report at www.teledyne.com/2008annualmeeting, which does not have “cookies” that identify visitors to the site.

2009 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received no later than November 8, 2008, for inclusion in the proxy statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2009 Annual Meeting of Stockholders, would be no earlier than January 23, 2009 and no later than February 7, 2009. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Executive Vice President, General Counsel and Secretary.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Mellon Investor Services LLC, dba BNY Mellon Shareowner Services, to help solicit proxies at a cost of $8,500. Our employees may solicit proxies for no additional compensation.

Householding of Proxy Material

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. Any stockholder who currently receives multiple copies of the proxy statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Mellon Investor Services LLC, dba BNY Mellon Shareowner Services, at the agent’s website www.melloninvestor.com/isd. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with new rules issued by the Securities and Exchange Commission, you may access our 2007 Annual Report and this Proxy Statement at www.teledyne.com/2008annualmeeting, which does not have “cookies” that identify visitors to the site.

If you enroll to view our future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,
John T. Kuelbs
Executive Vice President, General Counsel
and Secretary

March 7, 2008

ANNEX A

TELEDYNE TECHNOLOGIES INCORPORATED

2008 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Teledyne Technologies Incorporated 2008 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Teledyne Technologies Incorporated (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2  “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.3  “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.4  “Award Limit” shall mean with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.5  “Board” shall mean the Board of Directors of the Company.

2.6  “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” shall mean the Personnel and Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.9  “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.10  “Company” shall mean Teledyne Technologies Incorporated, a Delaware corporation.

2.11  “Consultant” shall mean any consultant or adviser that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.12  “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13  “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.14  “Director” shall mean a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.15  “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of this Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.16  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.17  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18  “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.19  “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.20  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.21  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23  “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in on the New York Stock Exchange or such other source as the Administrator deems reliable, such as The Wall Street Journal;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.24  “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.25  “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26  “Holder” shall mean a person who has been granted an Award.

2.27  “Incentive Stock Option” shall mean an option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29  “Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

2.30  “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.31  “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.32  “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.33  “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income or profit (earnings from continuing operations before interest and taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on investment or working capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, (xx) reductions in inventory, (xiv) inventory turns and on-time delivery performance, (xxi) levels of accounts receivable and inventory and (xxii) economic value added (the amount, if any by which net operating profit after tax exceeds a reference cost of capital), any of which may be measured with respect to any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or a business plan.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.34  “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

2.35  “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.36  “Plan” shall mean this Teledyne Technologies Incorporated 2008 Incentive Award Plan, as it may be amended or restated from time to time.

2.37  “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38  “Restricted Stock Units” shall mean the right to receive Common Stock awarded under Section 9.5.

2.39  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.40  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.41  “Stock Payment” shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.42  “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.43  “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.44  “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary or service as a Non-Employee Director.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding any Termination of Service where there is simultaneous employment by the Company (or a Subsidiary) of such person.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, (iii) a termination where the former employee continues as a Non-Employee Director and (iv) at the sole discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship.

2.45  The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or Non-Employee Director or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b) the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 1,610,000; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.74 shares for each share of Stock delivered in settlement of any Full Value Award.

(b) To the extent that an Award terminates, expires, or lapses for any reason or an Award is settled in cash without the delivery of shares to the Holder, then any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. The following shares, however, may not again be made available for issuance as Awards under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) issued shares used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares repurchased on the open market with the proceeds of the option exercise price. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2  Stock Distributed.  Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any calendar year shall be 750,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1  Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, consistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5  Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign stock exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

5.1  Purpose.  The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its discretion, decides to grant such an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Covered Employees and other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

5.2  Applicability.  The designation of a Covered Employee as a Holder for a Performance Period shall not in any manner entitle the Holder to receive an Award for the period. Moreover, designation of a Covered Employee as a Holder for a particular Performance Period shall not require designation of such Covered Employee as a Holder in any subsequent Performance Period and designation of one Covered Employee as a Holder shall not require designation of any other Covered Employees as a Holder in such period or in any other period.

5.3  Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive Awards described in Article 9 that vest or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1  Granting of Options to Eligible Individuals.

(a) The Administrator shall from time to time, in its sole discretion, and, subject to applicable limitations of the Plan:

(i) Select from among the Eligible Individuals (including Eligible Individuals who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to the selected Eligible Individuals (subject to the Award Limit);

(iii) Subject to Section 6.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan;

(b) Upon the selection of an Eligible Individual to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

6.2  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee. No person who is qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.

6.3  Option Exercise Price.  The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall be based on a price that shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4  Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5  Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6  Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7  Substitution of Stock Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

7.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A notice (including notice through electronic medium) complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option (unless the exercise is made through an electronic medium);

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3  Notification Regarding Disposition.  The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, consistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2  Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3.

8.3  Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4  Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change of Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED
STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1  Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, shares of Common Stock, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Holder in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

9.2  Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3  Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4  Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5  Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the

Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the shares of Common Stock underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit.

9.6  Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7  Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable law.

9.8  Exercise upon Termination of Service.  A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose; provided, that the term of any Stock Appreciation Right shall not exceed ten (10) years.

10.2  Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

10.3  Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its sole discretion, which term shall not be more than ten years following the date of grant of the ISAR. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or termination without cause, or otherwise to the extent not inconsistent with the terms of any employment agreement or other commitments made by the Company.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

10.4  Payment.  Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1  Payment.  The Administrator shall determine the methods by which payments with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Common Stock (including, in the case of payment of the exercise price of an Award, shares of Common Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2  Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of

Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless option exercise involving the sale of shares to pay the option exercise price or any tax withholding obligation.

11.3  Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than: (A) by will or the laws of descent and distribution, (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, (C) to an inter vivos trust with respect to which the Holder is treated as the owner under Sections 671 through 677 of the Code (except to the extent that Section 16 of the Exchange Act limits a Holder’s right to make such transfers) or (D) the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or to trusts or partnerships for such family members.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator.

11.4  Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in their sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.6  Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 13.2, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7  Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders without respect to such minimum vesting provisions.

ARTICLE 12.

ADMINISTRATION

12.1  Administrator.  The Personnel and Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or

Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

12.3  Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4  Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Holder;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5  Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6  Delegation of Authority.  To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors or the Personnel or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides {or the Holder provides prior written consent}. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after February 19, 2018.

13.2  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Notice; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable beginning prior to the Change in Control contingent on the occurrence of the Change in Control, and the Award shall terminate on the Change in Control. For the purposes of this Section 13.2(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

13.3  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Effective on the next business day following the date of the approval of the Plan by the Company’s stockholders, no additional awards shall be made under the Teledyne Technologies Incorporated 1999 Incentive Plan, the Teledyne Technologies Incorporated 2002 Stock Incentive Plan or the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan (the “Prior Plans”) and such Prior Plans shall terminate except that any awards outstanding under the Prior Plans as of such date shall remain outstanding and, if applicable, exercisable pursuant to the terms of the Prior Plans and the terms of such individual grants.

13.4  No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of the Company’s stock covered by any Award until the Holder becomes the record owner of such shares of the Company’s stock.

13.5  Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6  Effect of Plan upon Other Compensation Plans.  Except as set forth in Section 13.3, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8  Titles and Headings, References to Sections of the Code and the Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code and the Exchange Act shall include any amendment or successor thereto.

13.9  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11  No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.16  Special Provision Relating to Certain Potential Share Issuances.  Notwithstanding anything to the contrary contained in the Plan, up to 176,162 shares of Common Stock (subject to stock splits, dividends, recapitalizations and the like) may be issued under this Plan to pay awards originally reserved for issuance under the Teledyne Technologies Incorporated 1999 Incentive Plan for the 2006-2008 cycle of the Company’s Performance Share Program. All shares of Common Stock issued in payment of such award shall be governed exclusively by the terms of such award made under the Teledyne Technologies Incorporated 1999 Incentive Plan, and any terms of this Plan inconsistent therewith shall be inapplicable to such award.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Teledyne Technologies Incorporated on February 19, 2008.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Teledyne Technologies Incorporated on                , 2008.

Executed on this      day of                , 2008.

Corporate Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please mark here for address change or comments SEE REVERSE SIDE	☐

		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN		WILL ATTEND
ITEM 1.	ELECTION OF 4 CLASS III DIRECTORS	☐	☐	ITEM 2.	APPROVAL OF THE TELEDYNE TECHNOLOGIES INCORPORATED 2008 INCENTIVE AWARD PLAN	☐	☐	☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐
Nominees:
01 Roxanne S. Austin
02 Robert P. Bozzone
03 Frank V. Cahouet
04 Kenneth C. Dahlberg

						FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space below.)				ITEM 3.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature if held jointly	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲           FOLD AND DETACH HERE           ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tdy Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.proxyvoting.com/tdy

TELEDYNE TECHNOLOGIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 2008
     The undersigned hereby appoints Dale A. Schnittjer, John T. Kuelbs and Melanie S. Cibik and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 23, 2008, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲
You can now access your Teledyne account online.
Access your Teledyne stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Teledyne, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View book-entry information
• View certificate history	• Make address changes
Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please mark here for address change or comments SEE REVERSE SIDE	☐

		FOR	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN		WILL ATTEND
ITEM 1.	ELECTION OF 4 CLASS III DIRECTORS	☐	☐	ITEM 2.	APPROVAL OF THE TELEDYNE TECHNOLOGIES INCORPORATED 2008 INCENTIVE AWARD PLAN	☐	☐	☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐
Nominees:
01 Roxanne S. Austin
02 Robert P. Bozzone
03 Frank V. Cahouet
04 Kenneth C. Dahlberg						FOR	AGAINST	ABSTAIN

Withheld for the nominees you list below: (Write that nominee’s name in the space below.)				ITEM 3.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature if held jointly	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲           FOLD AND DETACH HERE           ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

For Plan shares, Internet and telephone voting is available through 11:59 PM Eastern Time on APRIL 18, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tdy-401k Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.proxyvoting.com/tdy-401k

TELEDYNE TECHNOLOGIES INCORPORATED
VOTING INSTRUCTION CARD FOR 2008 ANNUAL MEETING
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED
TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN
     The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan, at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 23, 2008, and at any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before the meeting.
PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲
TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.
The Trustee must receive your voting instructions by April 18, 2008. If the Trustee does not receive your instructions by April 18, 2008, your shares will not be voted.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.